    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 2001

                                                     REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            AMB PROPERTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              MARYLAND                                       94-3281941
  (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                                  PIER 1, BAY 1
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 394-9000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ----------------

                              TAMRA D. BROWNE, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                            AMB PROPERTY CORPORATION
                                  PIER 1, BAY 1
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 394-9000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                   COPIES TO:

                             LAURA L. GABRIEL, ESQ.
                                TRACY ABELS, ESQ.
                                LATHAM & WATKINS
                        505 MONTGOMERY STREET, SUITE 1900
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 391-0600

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                        PROPOSED MAXIMUM          PROPOSED MAXIMUM
     TITLE OF SHARES TO             AMOUNT TO BE       OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
       BE REGISTERED               REGISTERED (1)           SHARE(2)                  PRICE(3)            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share                      1,560,697               $24.77                $38,658,464.69              $9,665
===========================================================================================================================

(1) Including an indeterminate number of shares which may be issued by AMB Property Corporation with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.

(2) Based upon the average of the high and low prices of the common stock reported on the New York Stock Exchange on November 13, 2001 pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS MAY NOT RESELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2001

PROSPECTUS

                            AMB PROPERTY CORPORATION

                        1,560,697 Shares of Common Stock

                            $0.01 Par Value Per Share

                                ----------------

       This prospectus relates to the possible issuance to, and resale by, selling stockholders named in this prospectus of up to 1,560,697 shares of common stock upon exchange, on a one-for-one basis, of their limited partnership units in AMB Property, L.P. 94,771 of those units were issued on November 7, 2000 and became exchangeable on November 7, 2001. 1,465,926 of those units, which we call performance units, were issued on January 7, 2000 and become exchangeable on January 7, 2002. We are registering the shares of common stock to provide the holders with freely tradable securities, but this registration does not necessarily mean that we will issue any of these shares to the selling stockholders or that the selling stockholders will offer or sell the shares.

       We will not receive any proceeds from any issuance of the shares of common stock to the selling stockholders or from any sale of the shares by the selling stockholders but we have agreed to pay certain registration expenses. We will acquire limited partnership units in AMB Property, L.P. in exchange for any shares that we may issue to limited partnership unit holders pursuant to this prospectus.

       Our common stock is listed on the New York Stock Exchange under the symbol "AMB." On November 16, 2001, the last reported sales price of our common stock on the New York Stock Exchange was $25.73 per share.

       INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                ----------------

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is        , 2001

       Neither AMB Property Corporation nor the selling stockholders have authorized any person to give any information or to make any representation not contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates and this prospectus is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus is correct on any date after the date of this prospectus, even though this prospectus is delivered or shares are sold pursuant to this prospectus on a later date.

                                ----------------

                                TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
WHERE YOU CAN FIND MORE INFORMATION..................................................      1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................................      1
FORWARD-LOOKING STATEMENTS...........................................................      2
RISK FACTORS.........................................................................      4
THE COMPANY..........................................................................      5
DESCRIPTION OF CAPITAL STOCK.........................................................      5
DESCRIPTION OF CERTAIN PROVISIONS OF THE PARTNERSHIP AGREEMENT OF THE
   OPERATING PARTNERSHIP.............................................................     33
REDEMPTION/EXCHANGE OF COMMON LIMITED PARTNERSHIP UNITS FOR COMMON STOCK.............     44
CERTAIN PROVISIONS OF MARYLAND LAW AND OF CHARTER AND BYLAWS.........................     50
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS...........................................     53
SELLING STOCKHOLDERS.................................................................     65
PLAN OF DISTRIBUTION.................................................................     69
LEGAL MATTERS........................................................................     70
EXPERTS..............................................................................     70

                       WHERE YOU CAN FIND MORE INFORMATION

       We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices at 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission (http://www.sec.gov). You can inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

       We have filed a registration statement of which this prospectus is a part and related exhibits with the Securities and Exchange Commission under the Securities Act of 1933. The registration statement contains additional information about us. You may inspect the registration statement and exhibits without charge at the office of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Securities and Exchange Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Securities and Exchange Commission, modifies or replaces this information. We incorporate by reference the following documents we filed with the Securities and Exchange Commission:

       - Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2000;

       - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001;

       - Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001;

       - Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001;

       -      Current Report on Form 8-K filed on January 8, 2001;

       -      Current Report on Form 8-K filed on January 29, 2001;

       -      Current Report on Form 8-K filed on January 31, 2001;

       -      Current Report on Form 8-K filed on March 16, 2001;

       -      Current Report on Form 8-K filed on March 23, 2001;

       -      Current Report on Form 8-K filed on April 5, 2001;

       -      Current Report on Form 8-K filed on April 11, 2001;

       -      Current Report on Form 8-K filed on September 18, 2001;

       -      Current Report on Form 8-K filed on October 3, 2001;

       -      Current Report on Form 8-K filed on October 16, 2001;

       - the reports, financial statements and pro forma financial statements for the Amberjack Portfolio, the Willow Lake Portfolio, the Willow Park Portfolio, National Distribution Portfolio and the Mahwah Portfolio from our Current Report on Form 8-K filed on December 2, 1998;

       - the proforma financial statements for the divestiture of 25 properties to BPP Retail, LLC during 1999 from our Current Report on 8-K filed on December 14, 1999;

       - the reports, financial statements and proforma financial statements for the Columbia Business Center, Manekin Portfolio, Technology Park II, WOCAC Portfolio, Junction Industrial Park and the Miami Airport Business Center from our Current Report on Form 8-K on November 16, 1999;

       - the reports, financial statements and pro forma financial statements for the J.A. Green Portfolio, Magnum Realty Corp. Portfolio, Beacon Centre Portfolio, AFCO Portfolio, AFCO Investors Portfolio, AFCO Cargo I Associates L.P. Portfolio and the WEST*PAC Portfolio from our Current Report on Form 8-K filed on December 14, 2000;

       - the reports, financial statements and pro forma financial statements for the AMB Contributed Properties, the Boston Industrial Portfolio, the Jamesburg Property, Orlando Central Park, Totem Lake Malls, Dallas Warehouse Portfolio (Garland Industrial Portfolio), Twin Cities Office/Showroom Portfolio (Minnetonka Industrial Portfolio), and the Crysen Corridor Warehouse, from our Registration Statement on Form S-11
              (No. 333-58107);

       - the description of our common stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 28, 1997; and

       - all documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering.

       To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111, Attention:
Secretary (415/394-9000).

       Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us" or "our" mean AMB Property Corporation and its subsidiaries, including AMB Property, L.P. and its subsidiaries and, with respect to the period prior to AMB Property Corporation's initial public offering, AMB Property Corporation's predecessor, AMB Institutional Realty Advisors, Inc., and certain real estate investment funds, trusts, corporations and partnerships that prior to AMB Property Corporation's initial public offering owned properties that they contributed to AMB Property, L.P. We refer to AMB Property, L.P., a Delaware limited partnership, as the "operating partnership." As of September 30, 2001, we owed an approximate 94.4% general partnership interest in the operating partnership, excluding preferred units. The following marks are our registered trademarks: AMB(R); Customer Alliance Partners(R), Customer Alliance Program(R); Development Alliance Partners(R); Development Alliance Program(R); High Throughput Distribution(R); HTD(R), Institutional Alliance Partners(R); Institutional Alliance Program(R); Management Alliance Partners(R); Management Alliance Program(R); UPREIT Alliance Partners(R); and UPREIT Alliance Program(R). The following are our unregistered trademarks: Broker Alliance Partners(TM); Broker Alliance Program(TM); Strategic Alliance Partners(TM); and Strategic Alliance Programs(TM).

                           FORWARD-LOOKING STATEMENTS

       Some of the information included and incorporated by reference in this prospectus contains forward-looking statements, such as those pertaining to our (including certain of our subsidiaries') capital resources, portfolio performance, anticipated consummation of transactions, future property development, future financial performance and anticipated market conditions and demographics. Likewise, the pro forma financial statements and other pro forma information incorporated by reference in this prospectus and the applicable prospectus supplements also contain forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely upon them as predictions of future events. There is no assurance that the events or circumstances reflected in forward-looking statements will be achieved or occur. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest of properties we have contracted to sell or to timely reinvest proceeds from any such divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Other Information -- Business Risks" in our most recent Quarterly Reports on Form 10-Q and under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Business Risks" in our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus, as updated by our future filings, as well as other similar statements contained and incorporated by reference in this prospectus. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only.

                                  RISK FACTORS

       Before you invest in our common stock, you should be aware that purchasing or owning our common stock involves various risks, including those described below and those described under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Other Information -- Business Risks" in our most recent Quarterly Reports on Form 10-Q and under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Business Risks" in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities and Exchange Act of 1934. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock.

THE EXCHANGE OF COMMON LIMITED PARTNERSHIP UNITS FOR COMMON STOCK IS A TAXABLE TRANSACTION

       The exchange of the common limited partnership units held by a limited partner of the operating partnership for shares of our common stock will be treated for tax purposes as a sale of the common limited partnership units by the limited partner. A limited partner will recognize gain or loss for income tax purposes in an amount equal to the difference between the "amount realized" by the limited partner in the exchange and the limited partner's adjusted tax basis in the common limited partnership units exchanged. Generally, the amount realized by a limited partner on an exchange will be the fair market value of the exchanged shares received in the exchange, plus the amount of the operating partnership's liabilities allocable to the common limited partnership units being exchanged. The recognition of any loss resulting from an exchange of common limited partnership units for shares of common stock is subject to a number of limitations set forth in the Internal Revenue Code. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of the shares of common stock received upon the exchange. In addition, the ability of a limited partner to sell a substantial number of shares of common stock in order to raise cash to pay tax liabilities associated with the exchange of limited partnership units may be restricted and, as a result of stock price fluctuations, the price the holder receives for the shares of common stock may not equal the value of the limited partnership units at the time of exchange.

AN INVESTMENT IN COMMON STOCK IS DIFFERENT FROM AN INVESTMENT IN LIMITED PARTNERSHIP UNITS

       If a limited partner exchanges his or her common limited partnership units for shares of common stock, he or she will become one of our stockholders rather than a limited partner in the operating partnership. Although the nature of an investment in our common stock is similar to an investment in limited partnership units, there are also differences between ownership of limited partnership units and ownership of our common stock. These differences include:

       -      form of organization;

       -      permitted investments;

       -      policies and restrictions;

       -      management structure;

       -      compensation and fees;

       -      investor rights; and

       -      federal income taxation.

       See "Redemption/Exchange of Common Limited Partnership Units for Common Stock -- Comparison of Ownership of Common Limited Partnership Units and Common Stock."

                                   THE COMPANY

       AMB Property Corporation, a Maryland corporation, is one of the leading owners and operators of industrial real estate nationwide. Through the operating partnership, a Delaware limited partnership, we are engaged in the acquisition, ownership, operation, management, renovation, expansion, and development of primarily industrial properties in target markets nationwide. As the sole general partner of the operating partnership, we have the full, exclusive, and complete responsibility and discretion in the day-to-day management and control of the operating partnership.

       Our investment strategy is to become a leading provider of High Throughput Distribution, or HTD, properties located near key passenger and cargo airports, highway systems and ports in major metropolitan areas, such as Atlanta, Chicago, Dallas/ Fort Worth, Northern New Jersey/ New York City, the San Francisco Bay Area, Southern California, Miami, and Seattle. Within each of our markets, we focus our investments in in-fill submarkets. In-fill sub-markets are characterized by supply constraints on the availability of land for competing projects. High Throughput Distribution facilities are designed to serve the high-speed, high-value freight handling needs of today's supply chain, as opposed to functioning as long-term storage facilities.

       As of September 30, 2001, we owned and operated 876 industrial buildings and seven retail centers, totaling approximately 79.7 million rentable square feet, located in 26 markets nationwide. As of September 30, 2001, our industrial and retail properties were 96.6% and 87.6% leased, respectively. As of September 30, 2001, through our subsidiary, AMB Investment Management, we also managed industrial buildings and retail centers, totaling approximately 3.3 million rentable square feet on behalf of various institutional investors. In addition, we have invested in industrial buildings, totaling approximately 4.9 million rentable square feet, through unconsolidated joint ventures.

       Through the operating partnership, we enter into co-investment joint ventures with institutional investors. These co-investment joint ventures provide us with an additional source of capital to fund certain acquisitions, development projects, and renovation projects. We have investments in five co-investment joint ventures.

       We are self-administered and self-managed and expect that we have qualified and will continue to qualify as a real estate investment trust for federal income tax purposes beginning with the year ending December 31, 1997. As a self-administered and self-managed real estate investment trust, our own employees perform our administrative and management functions, rather than our relying on an outside manager for these services. The principal executive office of AMB Property Corporation and the operating partnership is located at Pier 1, Bay 1, San Francisco, CA 94111, and our telephone number is (415) 394-9000. We also maintain a regional office in Boston, Massachusetts.

                          DESCRIPTION OF CAPITAL STOCK

       We have summarized certain terms and provisions of our capital stock in this section. This summary is not complete. For more detail you should refer to the Maryland General Corporation Law and our charter and bylaws, which are exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

COMMON STOCK

       Our charter provides that we are authorized to issue 500,000,000 shares of common stock, $.01 par value per share. As of November 2, 2001, we had 83,705,442 shares of common stock issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders generally for a vote, including the election of directors. Except as otherwise required by law and except as provided in any resolution adopted by the board of directors establishing any other class or series of stock, the holders of common stock possess the exclusive voting power, subject to the provisions of our charter regarding the ownership of shares of common stock in excess of the ownership limit or any other limit specified in our charter, or otherwise permitted by the board of directors. Holders of shares of common stock do not have any conversion, exchange, sinking fund, redemption or appraisal rights or any preemptive rights to subscribe for any of our securities or cumulative voting rights in the election of directors. All shares of our common stock that are issued and outstanding are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series or classes of stock, including our series A, B, C, D, E, F, G, H, I and J preferred stock, and to the provisions of our charter regarding ownership of shares of common stock in excess of the ownership limit, or such other limit specified in our charter or as otherwise permitted by the board of directors, we may pay distributions to the holders of shares of common stock if and when authorized and declared by the board of directors out of funds legally available for distribution. We intend to continue to make quarterly distributions on outstanding shares of common stock.

       Under the Maryland General Corporation Law, stockholders are generally not liable for our debts or obligations. If we liquidate, subject to the right of any holders of preferred stock, including our series A, B, C, D, E, F, G, H, I and J preferred stock, to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities, including debts and liabilities arising out of our status as general partner of the operating partnership.

       Subject to the provisions of our charter regarding the ownership of shares of common stock in excess of the ownership limit, or such other limit specified in our charter, or as otherwise permitted by the board of directors as described below, all shares of common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights.

       Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Under the Maryland General Corporation Law, the term "substantially all of the company's assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Our charter does not provide for a lesser percentage in any of the above situations.

       Our charter authorizes the board of directors to reclassify any unissued shares of capital stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

PREFERRED STOCK

       Our charter provides that we are authorized to issue 100,000,000 shares of preferred stock, $.01 par value per share, of which 4,600,000 shares are of a separate class designated as series A preferred stock, 1,300,000 shares are of a separate class designated as series B preferred stock, 2,200,000 shares are of a separate class designated as series C preferred stock, 1,595,337 shares are of a separate class designated as series D preferred stock, 220,440 shares are of a separate class designated as series E preferred stock, 397,439 shares are of a separate class designated as series F preferred stock, 20,000 shares are of a separate class designated as series G preferred stock, 840,000 shares are of a separate class designated as series H preferred stock, 510,000 shares are of a separate class designated as series I preferred stock and 800,000 shares are of a separate class designated as series J preferred stock. Our series B and J preferred stock are issuable in exchange, on a one-for-one basis, subject to adjustment, for series B and J preferred units, respectively, of the operating partnership. Our series C, D, E, F, G, H and I preferred stock are issuable in exchange, on a one-for-one basis, subject to adjustment, for series C, D, E, F, G, H and I preferred units of AMB Property II, L.P., a partnership in which our wholly owned subsidiary, AMB Property Holding Corporation, owns an approximate 1% general partnership interest and the operating partnership owns an approximate 99% common limited partnership interest. We have 4,000,000 shares of series A preferred stock issued and outstanding. We have 1,300,000 shares of series B preferred stock, 2,200,000 shares of series C preferred stock, 1,595,337 shares of series D preferred stock, 220,440 shares of series E preferred stock, 397,439 shares of series F preferred stock, 20,000 shares of series G preferred stock, 840,000 shares of series H preferred stock, 510,000 shares of series I preferred stock and 800,000 shares of series J preferred stock reserved for issuance but not issued or outstanding. We may issue additional shares of preferred stock from time to time, in one or more classes, as authorized by the board of directors. Prior to the issuance of shares of each class of preferred stock, the board of directors is required by the Maryland General Corporation Law and our charter to fix for each class the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the board of directors has the power to establish the preferences, powers and rights of each class of preferred stock, it may afford the holders of any class of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of common stock. The issuance of preferred stock could have the effect of delaying or preventing a change of control that might involve a premium price for holders of shares of common stock or otherwise be in their best interest.

       SERIES A PREFERRED STOCK. The series A preferred stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

       - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series A preferred stock;

       - junior to all equity securities issued by us which rank senior to the series A preferred stock; and

       - on a parity with all equity securities issued by us (including any series B, C, D, E, F, G, H, I or J preferred stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities.

       Holders of the series A preferred stock are entitled to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8 1/2% of the liquidation preference per annum (equivalent to $2.125 per annum per share of series A preferred stock). Dividends on the series A preferred stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series A preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the series A preferred stock as to dividends and upon liquidation, dissolution and winding up) shall be declared or paid or set aside for payment, nor may any common stock or any other equity securities ranking junior to or on a parity with the series A preferred stock be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series A preferred stock and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series A preferred stock and any other equity securities ranking as to dividends on a parity with the series A preferred stock, all dividends declared upon the series A preferred stock and any other equity securities ranking as to dividends on a parity with the series A preferred stock will be declared pro rata so that the amount of dividends declared per share of series A preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series A preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series A preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

       In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of our series A preferred stock are entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series A preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series A preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

       If we voluntarily or involuntarily liquidate, dissolve or wind up and our assets are insufficient to make full payment to holders of the series A preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series A preferred stock as to liquidation rights, then the holders of the series A preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

       The series A preferred stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. We cannot redeem the series A preferred stock prior to July 27, 2003. On and after July 27, 2003, we can redeem the series A preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $25.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we may redeem shares of series A preferred stock.

       Holders of series A preferred stock have no voting rights, except as described below. If we do not pay dividends on the series A preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series A preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series A preferred stock. So long as any shares of series A preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of outstanding shares of series A preferred stock (the series A preferred stock voting separately as a class):

       - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series A preferred stock;

       - reclassify any of our authorized stock into any class or series of stock ranking senior to the series A preferred stock;

       - create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any class or series of stock ranking senior to the series A preferred stock; or

       - amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the series A preferred stock.

       With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as shares of series A preferred stock (or shares issued by a surviving entity in substitution for shares of the series A preferred stock) remain outstanding with the terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series A preferred stock. Any increase in the amount of the authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in the amount of authorized series A preferred stock or any other class or series of preferred stock, in each case ranking on a parity with or junior to the series A preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

       In accordance with the terms of the operating partnership's partnership agreement, we contributed the net proceeds of the sale of the series A Preferred Shares to the operating partnership and the operating partnership issued to us series A preferred units that mirror the rights, preferences and other terms of the series A preferred stock. The operating partnership is required to make all required distributions on the series A preferred units prior to any distribution of cash or assets to the holders of any other units or any other equity interests in the operating partnership, except for any other series of preferred units ranking on a parity with the series A preferred units as to dividends or voluntary or involuntary liquidation, dissolution or winding up of the operating partnership. The operating partnership has no preferred units, other than the series A preferred units, the series B preferred units and the series J preferred units, outstanding or any other equity interests ranking prior to any other units or any other equity interests in the operating partnership.

       SERIES B PREFERRED STOCK. We currently have no shares of series B preferred stock issued or outstanding. The series B preferred stock is issuable upon exchange of the operating partnership's series B preferred units. The series B preferred stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

       - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series B preferred stock;

       - junior to all equity securities issued by us which rank senior to the series B preferred stock; and

       - on a parity with all equity securities issued by us (including the series A, C, D, E, F, G, H, I and J preferred stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities.

       If ever issued, the series B preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8 5/8% of the liquidation preference per annum (equivalent to $4.3125 per annum per share of series B preferred stock). Dividends on the series B preferred stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series B preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the series B preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution and winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series B preferred stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the series B preferred stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series B preferred stock as to distributions and upon voluntary and involuntary liquidation, dissolution and winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series B preferred stock and any other equity securities ranking as to distributions on a parity with the series B preferred stock, all dividends declared upon the series B preferred stock and any other equity securities ranking on a parity with the series B preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of series B preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series B preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series B preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

       In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of the series B preferred stock, the holders of the series B preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series B preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series B preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

       If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series B preferred stock and our assets are insufficient to make full payment to the holders of the series B preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series B preferred stock as to liquidation rights then the holders of the series B preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

       The series B preferred stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, we cannot redeem the series B preferred stock prior to November 12, 2003. On and after November 12, 2003, we can redeem the series B preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we may redeem shares of series B preferred stock.

       Holders of series B preferred stock will have no voting rights, except as described below. If we do not pay dividends on the series B preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series B preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series B preferred stock. So long as any shares of series B preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series B preferred stock (the series B preferred stock voting separately as a class):

       - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series B preferred stock;

       - reclassify any of our authorized stock into any class or series of stock ranking senior to the series B preferred stock;

       - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series B preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

       - either consolidate, merge into or with, or convey, transfer or lease our assets substantially as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series B preferred stock.

       With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series B preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes for the series B preferred stock other preferred stock having substantially the same terms and rights as the series B preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series B preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series B preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

       SERIES C PREFERRED STOCK. We currently have no shares of series C preferred stock issued or outstanding. The series C preferred stock is issuable upon exchange of AMB Property II, L.P.'s series C preferred units. The AMB Property II, L.P. series C preferred units are exchangeable in whole at any time on or after November 24, 2008, at the option of 51% of the holders of all outstanding series C preferred units, on a one-for-one basis, subject to adjustment, for shares of our series C preferred stock. In addition, AMB Property II, L.P.'s series C preferred units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding series C preferred units of AMB Property II, L.P. if:

       - any series C preferred unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

       - AMB Property Holding Corporation, the general partner of AMB Property II, L.P., or one of its subsidiaries takes the position, and a holder or holders of series C preferred units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

       The series C preferred units of AMB Property II, L.P. are exchangeable in whole for shares of our series C preferred stock at any time after November 24, 2001 and prior to November 24, 2008 at the option of 51% of the holders of all outstanding series C preferred units of AMB Property II, L.P. if those holders deliver to AMB Property Holding Corporation a private letter ruling or an opinion of independent counsel to the effect that an exchange of the series C preferred units at that time would not cause the series C preferred units to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the series C preferred units is an "investment company" under the Internal Revenue Code.

       The series C preferred units of AMB Property II, L.P. are also exchangeable in whole at any time for shares of our series C preferred stock, if initial purchasers of the series C preferred units holding 51% of all outstanding series C preferred units determine, (regardless of whether held by the initial purchasers) if:

       - AMB Property II, L.P. reasonably determines that its assets and income for a taxable year after 1998 would not satisfy the income and assets tests of the Internal Revenue Code for such taxable year if AMB Property II, L.P. were a real estate investment trust; or

       - any holder of the series C preferred units delivers to AMB Property II, L.P. and AMB Property Holding Corporation an opinion of independent counsel to the effect that (based on the assets and income of AMB Property II, L.P. for a taxable year after 1998) AMB Property II, L.P. would not satisfy the income and assets tests of the Internal Revenue Code for such taxable year if AMB Property II, L.P. were a real estate investment trust and that such failure would create a meaningful risk that a holder of the series C preferred units would fail to maintain qualification as a real estate investment trust.

       In lieu of an exchange for our series C preferred stock, AMB Property II, L.P. may redeem the series C preferred units for cash in an amount equal to the original capital account balance of the holder of series C preferred units. A holder of series C preferred units of AMB Property II, L.P. will not be entitled to exchange the units for series C preferred stock if the exchange would result in a violation of the ownership limit.

       The series C preferred stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

       - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series C preferred stock;

       - junior to all equity securities issued by us which rank senior to the series C preferred stock; and

       - on a parity with all equity securities issued by us (including the series A, B, D, E, F, G, H, I and J preferred stock), other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities until converted into equity securities.

       If ever issued, the series C preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8.75% of the liquidation preference per annum (equivalent to $4.375 per annum per share of series C preferred stock). Dividends on the series C preferred stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series C preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the series C preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up ) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking junior to or on a parity with the series C preferred stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up, nor shall any common stock or any other equity securities ranking junior to or on a parity with the series C preferred stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up, be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series C preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series C preferred stock and any other equity securities ranking as to distributions on a parity with the series C preferred stock, all dividends declared upon the series C preferred stock and any other equity securities ranking on a parity with the series C preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of series C preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series C preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series C preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

       In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series C preferred stock, the holders of the series C preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series C preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series C preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

       If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series C preferred stock and our assets are insufficient to make full payment to holders of the series C preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series C preferred stock as to liquidation rights, then the holders of the series C preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

       The series C preferred stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, we cannot redeem the series C preferred stock prior to November 24, 2003. On and after November 24, 2003, we can redeem the series C preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we may redeem shares of series C preferred stock.

       Holders of series C preferred stock will have no voting rights, except as described below. If we do not pay dividends on the series C preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series C preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series C preferred stock. So long as any shares of series C preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series C preferred stock (the series C preferred stock voting separately as a class):

       - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series C preferred stock;

       - reclassify any of our authorized stock into any class or series of stock ranking senior to the series C preferred stock;

       - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series C preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

       - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series C preferred stock.

       With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series C preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the series C preferred stock other preferred stock or preferred shares having substantially the same terms and rights as the series C preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series C preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series C preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

       We have agreed to file a registration statement registering the resale of the shares of series C preferred stock issuable to the holders of AMB Property II, L.P. series C preferred units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. series C preferred units are exchanged for shares of series C preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

       SERIES D PREFERRED STOCK. We currently have no shares of series D preferred stock issued or outstanding. The series D preferred stock is issuable upon exchange of AMB Property II, L.P. series D preferred units. The AMB Property II, L.P. series D preferred units are exchangeable in whole at any time on or after May 5, 2009, at the option of 51% of the holders of all outstanding series D preferred units, on a one-for-one basis, subject to adjustment, for shares of our series D preferred stock. In addition, AMB Property II, L.P. series D preferred units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding series D preferred units of AMB Property II, L.P. if:

       - any series D Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

       - AMB Property Holding Corporation, the general partner of AMB Property II, L.P., or one of its subsidiaries takes the position, and a holder or holders of series D preferred units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

       The series D preferred units of AMB Property II, L.P. are exchangeable in whole for shares of our series D preferred stock at any time after May 5, 2002 and prior to May 5, 2009 at the option of 51% of the holders of all outstanding series D preferred units if those holders deliver to AMB Property Holding Corporation a private letter ruling or an opinion of independent counsel to the effect that an exchange of the series D preferred units at that time would not cause the series D preferred units to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the series D preferred units is an "investment company" under the Internal Revenue.

       In lieu of an exchange for our series D preferred stock, AMB Property II, L.P. may redeem the series D preferred units for cash in an amount equal to the original capital account balance of the holder of AMB Property II, L.P. series D preferred units. A holder of series D preferred units of AMB Property II, L.P. will not be entitled to exchange the units for series D preferred stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

       The series D preferred stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

       - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series D preferred stock;

       - junior to all equity securities issued by us which rank senior to the series D preferred stock; and

       - on a parity with all equity securities issued by us (including the series A preferred stock and any series B, C, E, F, G, H, I or J preferred stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities until converted into equity securities.

       If ever issued, the series D preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.75% of the liquidation preference per annum (equivalent to $3.875 per annum per share of series D preferred stock). Dividends on the series D preferred stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series D preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the series D preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series D preferred stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the series D preferred stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series D preferred stock and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series D preferred stock and any other equity securities ranking as to distributions on a parity with the series D preferred stock, all dividends declared upon the series D preferred stock and any other equity securities ranking on a parity with the series D preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of series D preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series D preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series D preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

       In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series D preferred stock, the holders of the series D preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series D preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series D preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

       If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series D preferred stock and our assets are insufficient to make full payment to holders of the series D preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series D preferred stock as to liquidation rights then the holders of the series D preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

       The series D preferred stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, we cannot redeem the series D preferred stock prior to May 5, 2004. On and after May 5, 2004, we can redeem the series D preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we may redeem shares of series D preferred stock.

       Holders of series D preferred stock will have no voting rights, except as described below. If we do not pay dividends on the series D preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series D preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series D preferred stock. So long as any shares of series D preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series D preferred stock (the series D preferred stock voting separately as a class):

       - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series D preferred stock;

       - reclassify any of our authorized stock into any class or series of stock ranking senior to the series D preferred stock;

       - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series D preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

       - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series D preferred stock.

       With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series D preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the series D preferred stock other preferred stock or preferred shares having substantially the same terms and rights as the series D preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series D preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series D preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

       We have agreed to file a registration statement registering the resale of the shares of series D preferred stock issuable to the holders of AMB Property II, L.P. series D preferred units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. series D preferred units are exchanged for shares of series D preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

       SERIES E PREFERRED STOCK. We currently have no shares of series E preferred stock issued or outstanding. The series E preferred stock is issuable upon exchange of AMB Property II, L.P. series E preferred units. The AMB Property II, L.P. series E preferred units are exchangeable in whole at any time on or after August 31, 2009, at the option of 51% of the holders of all outstanding series E preferred units, on a one-for-one basis, subject to adjustment, for shares of our series E preferred stock. In addition, AMB Property II, L.P. series E preferred units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding series E preferred units of AMB Property II, L.P. if:

       - any series E Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

       - AMB Property Holding Corporation, the general partner of AMB Property II, L.P., or one of its subsidiaries takes the position, and a holder or holders of series E preferred units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

       The series E preferred units of AMB Property II, L.P. are exchangeable in whole for shares of our series E preferred stock at any time after August 31, 2002 and prior to August 31, 2009 at the option of 51% of the holders of all outstanding series E preferred units if those holders deliver to AMB Property Holding Corporation a private letter ruling or an opinion of independent counsel to the effect that an exchange of the series E preferred units at that time would not cause the series E preferred units to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the series E preferred units is an "investment company" under the Internal Revenue Code.

       In lieu of an exchange for our series E preferred stock, AMB Property II, L.P. may redeem the series E preferred units for cash in an amount equal to the original capital account balance of the holder of AMB Property II, L.P. series E preferred units. A holder of series E preferred units will not be entitled to exchange the units for series E preferred stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

       The series E preferred stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

       - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series E preferred stock;

       - junior to all equity securities issued by us which rank senior to the series E preferred stock; and

       - on a parity with all equity securities issued by us (including the series A, B, C, D, F, G, H, I and J preferred stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities until converted into equity securities.

       If ever issued, the series E preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.75% of the liquidation preference per annum (equivalent to $3.875 per annum per share of series E preferred stock). Dividends on the series E preferred stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series E preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the series E preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series E preferred stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the series E preferred stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series E preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series E preferred stock and any other equity securities ranking as to distributions on a parity with the series E preferred stock, all dividends declared upon the series E preferred stock and any other equity securities ranking on a parity with the series E preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of series E preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series E preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series E preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

       In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series E preferred stock, the holders of the series E preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series E preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series E preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

       If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series E preferred stock and our assets are insufficient to make full payment to holders of the series E preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series E preferred stock as to liquidation rights, then the holders of the series E preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

       The series E preferred stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, we cannot redeem the series E preferred stock prior to August 31, 2004. On and after August 31, 2004, we can redeem the series E preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we may redeem shares of series E preferred stock.

       Holders of series E preferred stock will have no voting rights, except as described below. If we do not pay dividends on the series E preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series E preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series E preferred stock. So long as any shares of series E preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series E preferred stock (the series E preferred stock voting separately as a class):

       - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series E preferred stock;

       - reclassify any of our authorized stock into any class or series of stock ranking senior to the series E preferred stock;

       - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series E preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

       - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series E preferred stock.

       With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series E preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the series E preferred stock other preferred stock or preferred shares having substantially the same terms and rights as the series E preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series E preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series E preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

       We have agreed to file a registration statement registering the resale of the shares of series E preferred stock issuable to the holders of AMB Property II, L.P. series E preferred units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. series E preferred units are exchanged for shares of series E preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

       SERIES F PREFERRED STOCK. We currently have no shares of series F preferred stock issued or outstanding. The series F preferred stock is issuable upon exchange of AMB Property II, L.P. series F preferred units. The AMB Property II, L.P. series F preferred units are exchangeable in whole at any time on or after March 22, 2010, at the option of 51% of the holders of all outstanding series F preferred units, on a one-for-one basis, subject to adjustment, for shares of our series F preferred stock. In addition, AMB Property II, L.P. series F preferred units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding series F preferred units of AMB Property II, L.P. if:

       - any series F Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

       - AMB Property Holding Corporation, the general partner of AMB Property II, L.P., or one of its subsidiaries takes the position, and a holder or holders of series F preferred units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

       The series F preferred units of AMB Property II, L.P. are exchangeable in whole for shares of our series F preferred stock at any time after March 22, 2003 and prior to March 22, 2010 at the option of 51% of the holders of all outstanding series F preferred units of AMB Property II, L.P. if those holders deliver to AMB Property Holding Corporation a private letter ruling or an opinion of independent counsel to the effect that an exchange of the series F preferred units at that time would not cause the series F preferred units to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the series F preferred units is an "investment company" under the Internal Revenue Code.

       In addition, the series F preferred units of AMB Property II, L.P. may be exchanged, in whole but not in part, at the option of 51% of the holders, at any time that there exists an imminent and substantial risk that such holders' interest in AMB Property II, L.P. represents or will represent more than 19.0% of the total profits of or capital interests in AMB Property II, L.P. for a taxable year.

       Furthermore, the AMB Property II, L.P. series F preferred units may be exchanged, in whole but not in part, at the option of 51% of the holders, if the AMB Property II, L.P. series F preferred units are held by a real estate investment trust and excluding the effect of certain loans and advances for purposes of the 5% test of Section 856(c)(4)(B) of the Internal Revenue Code, either:

       - AMB Property II, L.P. is advised by counsel that, based on the assets and income of AMB Property II, L.P. for a taxable year after 1998, it would not satisfy the income and assets tests of
              Section 856 of the Internal Revenue Code for such taxable year if it were a real estate investment trust; or

       - the holder of the AMB Property II, L.P. series F preferred units delivers an opinion of independent counsel to the effect that, based on the assets and income of AMB Property II, L.P. for a taxable year after 1999, AMB Property II, L.P. would not satisfy the income and assets tests of Section 856 of the Internal Revenue Code for such taxable year if it were a real estate investment trust and that such failure would create a meaningful risk that the holder of the AMB Property II, L.P. series F preferred units would fail to maintain its qualification as a real estate investment trust.

       In lieu of an exchange for series F preferred stock, AMB Property II, L.P. may redeem the series F preferred units for cash in an amount equal to the original capital account balance of the holder of the series F preferred units. A holder of series F preferred units of AMB Property II, L.P. will not be entitled to exchange the units for series F preferred stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

       The series F preferred stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

       - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series F preferred stock;

       - junior to all equity securities issued by us which rank senior to the series F preferred stock; and

       - on a parity with all equity securities issued by us (including the series A, B, C, D, E, G, H, I and J preferred stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities until converted into equity securities.

       If ever issued, the series F preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.95% of the liquidation preference per annum (equivalent to $3.975 per annum per share of series F preferred stock). Dividends on the series F preferred stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series F preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the series F preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series F preferred stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the series F preferred stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series F preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series F preferred stock and any other equity securities ranking as to distributions on a parity with the series F preferred stock, all dividends declared upon the series F preferred stock and any other equity securities ranking on a parity with the series F preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of series F preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series F preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series F preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

       In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series F preferred stock, the holders of the series F preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series F preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series F preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

       If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series F preferred stock and our assets are insufficient to make full payment to holders of the series F preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series F preferred stock as to liquidation rights, then the holders of the series F preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

       The series F preferred stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, we cannot redeem the series F preferred stock prior to March 22, 2005. On and after March 22, 2005, we can redeem the series F preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we may redeem shares of series F preferred stock.

       Holders of series F preferred stock will have no voting rights, except as described below. If we do not pay dividends on the series F preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series F preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series F preferred stock. So long as any shares of series F preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series F preferred stock (the series F preferred stock voting separately as a class):

       - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series F preferred stock;

       - reclassify any of our authorized stock into any class or series of stock ranking senior to the series F preferred stock;

       - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series F preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

       - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series F preferred stock.

       With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series F preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the series F preferred stock other preferred stock or preferred shares having substantially the same terms and rights as the series F preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series F preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series F preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

       We have agreed to file a registration statement registering the resale of the shares of series F preferred stock issuable to the holders of AMB Property II, L.P. series F preferred units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. series F preferred units are exchanged for shares of series F preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

       SERIES G PREFERRED STOCK. We currently have no shares of series G preferred stock issued or outstanding. The series G preferred stock is issuable upon exchange of AMB Property II, L.P. series G preferred units. The AMB Property II, L.P. series G preferred units are exchangeable in whole at any time on or after August 29, 2010, at the option of 51% of the holders of all outstanding series G preferred units, on a one-for-one basis, subject to adjustment, for shares of our series G preferred stock. In addition, AMB Property II, L.P. series G preferred units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding series G preferred units of AMB Property II, L.P. if:

       - any series G Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

       - AMB Property Holding Corporation, the general partner of AMB Property II, L.P., or one of its subsidiaries takes the position, and a holder or holders of series G preferred units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

       The series G preferred units of AMB Property II, L.P. are exchangeable in whole for shares of our series G preferred stock at any time after August 29, 2003 and prior to August 29, 2010 at the option of 51% of the holders of all outstanding series G preferred units of AMB Property II, L.P. if those holders deliver to AMB Property Holding Corporation a private letter ruling or an opinion of independent counsel to the effect that an exchange of the series G preferred units at that time would not cause the series G preferred units to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the series G preferred units is an "investment company" under the Internal Revenue Code.

       In addition, the series G preferred units of AMB Property II, L.P. may be exchanged, in whole but not in part, at the option of 51% of the holders, at any time that there exists an imminent and substantial risk that such holders' interest in AMB Property II, L.P. represents or will represent more than 19.0% of the total profits of or capital interests in AMB Property II, L.P. for a taxable year.

       Furthermore, the AMB Property II, L.P. series G preferred units may be exchanged, in whole but not in part, at the option of 51% of the holders, if the AMB Property II, L.P. series G preferred units are held by a real estate investment trust and excluding the effect of certain loans and advances for purposes of the 5% test of Section 856(c)(4)(B) of the Internal Revenue Code, either:

       - AMB Property II, L.P. is advised by counsel that, based on the assets and income of AMB Property II, L.P. for a taxable year after 1999, it would not satisfy the income and assets tests of
              Section 856 of the Internal Revenue Code for such taxable year if it were a real estate investment trust; or

       - the holder of the AMB Property II, L.P. series G preferred units delivers an opinion of independent counsel to the effect that, based on the assets and income of AMB Property II, L.P. for a taxable year after 1999, AMB Property II, L.P. would not satisfy the income and assets tests of Section 856 of the Internal Revenue Code for such taxable year if it were a real estate investment trust and that such failure would create a meaningful risk that the holder of the AMB Property II, L.P. series G preferred units would fail to maintain its qualification as a real estate investment trust.

       In lieu of an exchange for series G preferred stock, AMB Property II, L.P. may redeem the series G preferred units for cash in an amount equal to the original capital account balance of the holder of the series G preferred units. A holder of series G preferred units of AMB Property II, L.P. will not be entitled to exchange the units for series G preferred stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

       The series G preferred stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

       - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series G preferred stock;

       - junior to all equity securities issued by us which rank senior to the series G preferred stock; and

       - on a parity with all equity securities issued by us (including the series A, B, C, D, E, F, H, I and J preferred stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities until converted into equity securities.

       If ever issued, the series G preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.95% of the liquidation preference per annum (equivalent to $3.975 per annum per share of series G preferred stock). Dividends on the series G preferred stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series G preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the series G preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series G preferred stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the series G preferred stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series G preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series G preferred stock and any other equity securities ranking as to distributions on a parity with the series G preferred stock, all dividends declared upon the series G preferred stock and any other equity securities ranking on a parity with the series G preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of series G preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series G preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series G preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

       In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series G preferred stock, the holders of the series G preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series G preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series G preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

       If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series G preferred stock and our assets are insufficient to make full payment to holders of the series G preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series G preferred stock as to liquidation rights, then the holders of the series G preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

       The series G preferred stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, we cannot redeem the series G preferred stock prior to August 29, 2005. On and after August 29, 2005, we can redeem the series G preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we may redeem shares of series G preferred stock.

       Holders of series G preferred stock will have no voting rights, except as described below. If we do not pay dividends on the series G preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series G preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series G preferred stock. So long as any shares of series G preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series G preferred stock (the series G preferred stock voting separately as a class):

       - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series G preferred stock;

       - reclassify any of our authorized stock into any class or series of stock ranking senior to the series G preferred stock;

       - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series G preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

       - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series G preferred stock.

       With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series G preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the series G preferred stock other preferred stock or preferred shares having substantially the same terms and rights as the series G preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series G preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series G preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

       We have agreed to file a registration statement registering the resale of the shares of series G preferred stock issuable to the holders of AMB Property II, L.P. series G preferred units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. series G preferred units are exchanged for shares of series G preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

       SERIES H PREFERRED STOCK. We currently have no shares of series H preferred stock issued or outstanding. The series H preferred stock is issuable upon exchange of AMB Property II, L.P. series H preferred units. The AMB Property II, L.P. series H preferred units are exchangeable in whole at any time on or after September 1, 2010, at the option of 51% of the holders of all outstanding series H preferred units, on a one-for-one basis, subject to adjustment, for shares of our series H preferred stock. In addition, AMB Property II, L.P. series H preferred units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding series H preferred units of AMB Property II, L.P. if:

       - any series H Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

       - AMB Property Holding Corporation, the general partner of AMB Property II, L.P., or one of its subsidiaries takes the position, and a holder or holders of series H preferred units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

       The series H preferred units of AMB Property II, L.P. are exchangeable in whole for shares of our series H preferred stock at any time after September 1, 2003 and prior to September 1, 2010 at the option of 51% of the holders of all outstanding series H preferred units of AMB Property II, L.P. if those holders deliver to AMB Property Holding Corporation a private letter ruling or an opinion of independent counsel to the effect that an exchange of the series H preferred units at that time would not cause the series H preferred units to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the series H preferred units is an "investment company" under the Internal Revenue Code.

       In lieu of an exchange for series H preferred stock, AMB Property II, L.P. may redeem the series H preferred units for cash in an amount equal to the original capital account balance of the holder of the series H preferred units. A holder of series H preferred units of AMB Property II, L.P. will not be entitled to exchange the units for series H preferred stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

       The series H preferred stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

       - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series H preferred stock;

       - junior to all equity securities issued by us which rank senior to the series H preferred stock; and

       - on a parity with all equity securities issued by us (including the series A, B, C, D, E, F, G, I and J preferred stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities until converted into equity securities.

       If ever issued, the series H preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8.125% of the liquidation preference per annum (equivalent to $4.0625 per annum per share of series H preferred stock). Dividends on the series H preferred stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series H preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the series H preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series H preferred stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the series H preferred stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series H preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series H preferred stock and any other equity securities ranking as to distributions on a parity with the series H preferred stock, all dividends declared upon the series H preferred stock and any other equity securities ranking on a parity with the series H preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of series H preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series H preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series H preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends.

If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

       In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series H preferred stock, the holders of the series H preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series H preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series H preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

       If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series H preferred stock and our assets are insufficient to make full payment to holders of the series H preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series H preferred stock as to liquidation rights, then the holders of the series H preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

       The series H preferred stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, we cannot redeem the series H preferred stock prior to September 1, 2005. On and after September 1, 2005, we can redeem the series H preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we may redeem shares of series H preferred stock.

       Holders of series H preferred stock will have no voting rights, except as described below. If we do not pay dividends on the series H preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series H preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series H preferred stock. So long as any shares of series H preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series H preferred stock (the series H preferred stock voting separately as a class):

       - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series H preferred stock;

       - reclassify any of our authorized stock into any class or series of stock ranking senior to the series H preferred stock;

       - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series H preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

       - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series H preferred stock.

       With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series H preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the series H preferred stock other preferred stock or preferred shares having substantially the same terms and rights as the series H preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series H preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series H preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

       We have agreed to file a registration statement registering the resale of the shares of series H preferred stock issuable to the holders of AMB Property II, L.P. series H preferred units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. series H preferred units are exchanged for shares of series H preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

       SERIES I PREFERRED STOCK. We currently have no shares of series I preferred stock issued or outstanding. The series I preferred stock is issuable upon exchange of AMB Property II, L.P. series I preferred units. The AMB Property II, L.P. series I preferred units are exchangeable in whole at any time on or after March 21, 2011, at the option of 51% of the holders of all outstanding series I preferred units, on a one-for-one basis, subject to adjustment, for shares of our series I preferred stock. In addition, AMB Property II, L.P. series I preferred units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding series I preferred units of AMB Property II, L.P. if:

       - any series I Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

       - AMB Property Holding Corporation, the general partner of AMB Property II, L.P., or one of its subsidiaries takes the position, and a holder or holders of series I preferred units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

       The series I preferred units of AMB Property II, L.P. are exchangeable in whole for shares of our series I preferred stock at any time after March 21, 2011 and prior to March 21, 2011 at the option of 51% of the holders of all outstanding series I preferred units of AMB Property II, L.P. if those holders deliver to AMB Property Holding Corporation a private letter ruling or an opinion of independent counsel to the effect that an exchange of the series I preferred units at that time would not cause the series I preferred units to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the series I preferred units is an "investment company" under the Internal Revenue Code.

       In lieu of an exchange for series I preferred stock, AMB Property II, L.P. may redeem the series I preferred units for cash in an amount equal to the original capital account balance of the holder of the series I preferred units. A holder of series I preferred units of AMB Property II, L.P. will not be entitled to exchange the units for series I preferred stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

       The series I preferred stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

       - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series I preferred stock;

       - junior to all equity securities issued by us which rank senior to the series I preferred stock; and

       - on a parity with all equity securities issued by us (including the series A, B, C, D, E, F, G, H and J preferred stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities until converted into equity securities.

       If ever issued, the series I preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8.00% of the liquidation preference per annum (equivalent to $4.00 per annum per share of series I preferred stock). Dividends on the series I preferred stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series I preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the series I preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series I preferred stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the series I preferred stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series I preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series I preferred stock and any other equity securities ranking as to distributions on a parity with the series I preferred stock, all dividends declared upon the series I preferred stock and any other equity securities ranking on a parity with the series I preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of series I preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series I preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series I preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

       In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series I preferred stock, the holders of the series I preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series I preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series I preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

       If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series I preferred stock and our assets are insufficient to make full payment to holders of the series I preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series I preferred stock as to liquidation rights, then the holders of the series I preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

       The series I preferred stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, we cannot redeem the series I preferred stock prior to March 22, 2005. On and after March 22, 2005, we can redeem the series I preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we may redeem shares of series I preferred stock.

       Holders of series I preferred stock will have no voting rights, except as described below. If we do not pay dividends on the series I preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series I preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series I preferred stock. So long as any shares of series I preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series I preferred stock (the series I preferred stock voting separately as a class):

       - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series I preferred stock;

       - reclassify any of our authorized stock into any class or series of stock ranking senior to the series I preferred stock;

       - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series I preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

       - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series I preferred stock.

       With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series I preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the series I preferred stock other preferred stock or preferred shares having substantially the same terms and rights as the series I preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series I preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series I preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

       We have agreed to file a registration statement registering the resale of the shares of series I preferred stock issuable to the holders of AMB Property II, L.P. series I preferred units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. series I preferred units are exchanged for shares of series I preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

       SERIES J PREFERRED STOCK. We currently have no shares of series J preferred stock issued or outstanding. The series J preferred stock is issuable upon exchange of the operating partnership's series J preferred units. The operating partnership's series J preferred units are exchangeable in whole at any time on or after September 21, 2011, at the option of the holders of 51% of all outstanding series J preferred units, on a one-for-one basis, subject to adjustment, for shares of our series J preferred stock. In addition, the operating partnership's series J preferred units are exchangeable in whole at any time at the option of the holders of 51% of all outstanding series J preferred units of the operating partnership if:

       - any series J Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

       - the holders of 51% of all outstanding series J preferred units reasonably conclude that the operating partnership, if it were otherwise taxable as a real estate investment trust, either:

              -      will not or likely will not satisfy the income tests of
                     Section 856 of the Internal Revenue Code for the year in which the determination is made, or

              -      will not or likely will not satisfy the asset tests of
                     Section 856 of the Internal Revenue Code as of the end of the calendar quarter in which the determination is made,

              which failure will not or is unlikely to be (or is subsequently not) cured as permitted under Section 856 of the Internal Revenue Code, the holders of 51% of the series J preferred units deliver us an opinion concurring with the holders' conclusion, the failure by the operating partnership would create a meaningful risk that a holder of the series J preferred units would fail to maintain its qualification as a real estate investment trust and we, as the general partner, agree with the conclusions reached by the holders and in the opinion; provided, that we may not unreasonably withhold our agreement.

       With certain limitations, the series J preferred units of the operating partnership are also exchangeable, in whole but not in part, at the option of the holders of 51% of the outstanding series J preferred units if:

       - the holders of 51% of the outstanding series J preferred units reasonably conclude that there exists an imminent and substantial risk that the holders' interest in the operating partnership represents or will represent more than 19.5% of the total profits or capital interests in the operating partnership for a taxable year; and

       - the holders of 51% of the outstanding series J preferred units deliver to us an opinion to the effect that there is a substantial risk that its interest in the operating partnership represents or will represent more than 19.5% of the total profits or capital interests in the operating partnership for a taxable year, and

       - we, as the general partner, agree with the conclusions in the prior two bullet points; provided, that we may not unreasonably withhold our agreement.

       In lieu of an exchange for series J preferred stock, we may elect to cause the operating partnership to redeem the series J preferred units for cash in an amount equal to the original capital account balance of the holder of the series J preferred units. A holder of series J preferred units of AMB Property, L.P. will not be entitled to exchange the units for series J preferred stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

       The series J preferred stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

       - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series J preferred stock;

       - junior to all equity securities issued by us which rank senior to the series J preferred stock; and

       - on a parity with all equity securities issued by us (including the series A, B, C, D, E, F, G, H, and I preferred stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities until converted into equity securities.

       If ever issued, the series J preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.95% of the liquidation preference per annum (equivalent to $3.975 per annum per share of series J preferred stock). Dividends on the series J preferred stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series J preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the series J preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series J preferred stock, nor may any common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series J preferred stock be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series J preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series J preferred stock and any other equity securities ranking as to distributions on a parity with the series J preferred stock, all dividends declared upon the series J preferred stock and any other equity securities ranking as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up on a parity with the series J preferred stock will be declared pro rata so that the amount of dividends declared per share of series J preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series J preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series J preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

       In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series J preferred stock, the holders of the series J preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series J preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series J preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

       If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series J preferred stock and our assets are insufficient to make full payment to holders of the series J preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series J preferred stock as to liquidation rights, then the holders of the series J preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

       The series J preferred stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, we cannot redeem the series J preferred stock prior to September 21, 2006. On and after September 21, 2006, we can redeem the series J preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we may redeem shares of series J preferred stock.

       Holders of series J preferred stock will have no voting rights, except as described below. If we do not pay dividends on the series J preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series J preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series J preferred stock. So long as any shares of series J preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series J preferred stock (the series J preferred stock voting separately as a class):

       - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series J preferred stock;

       - reclassify any of our authorized stock into any class or series of stock ranking senior to the series J preferred stock;

       - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series J preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

       - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series J preferred stock.

       With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series J preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the series J preferred stock other preferred stock or preferred shares having substantially the same terms and rights as the series J preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series J preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series J preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

       We have agreed to file a registration statement registering the resale of the shares of series J preferred stock issuable to the holders of AMB Property, L.P. series J preferred units as soon as practicable but not later than 60 days after the date the AMB Property, L.P. series J preferred units are exchanged for shares of series J preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK

       In order for us to qualify as a real estate investment trust under the Internal Revenue Code, no more than 50% in value of all classes of our outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which we have made an election to be treated as a real estate investment trust). In addition, if we, or an owner of 10% or more of our capital stock, actually or constructively own 10% or more of one of our tenants (or a tenant of any partnership or limited liability company in which we are a partner or member), the rent received by us (either directly or through the partnership or limited liability company) from the tenant will not be qualifying income for purposes of the gross income tests for real estate investment trusts contained in the Internal Revenue Code. A real estate investment trust's stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a real estate investment trust has been made).

       Because our board of directors currently believes it is desirable for us to qualify as a real estate investment trust, our charter, subject to certain exceptions as discussed below, provides that no person may own, or be deemed to own by virtue of the constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of either our issued and outstanding common stock or our issued and outstanding series A preferred stock. We also prohibit the ownership, actually or constructively, of any shares of our series B, C, D, E, F, G, H, I or J preferred stock by any single person so that no such person, taking into account all of our stock so owned by such person, may own in excess of 9.8% in value of our issued and outstanding capital stock. The constructive ownership rules under the Internal Revenue Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock, series A preferred stock or capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock, series A preferred stock or capital stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock, series A preferred stock or capital stock, as the case may be, and thereby subject the common stock, series A preferred stock or capital stock to the applicable ownership limit. The board of directors may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a real estate investment trust and the board of directors otherwise decides such action would be in our best interest. As a condition of such waiver, the board of directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our real estate investment trust status.

       Our charter also provides that:

       - no person may actually or constructively own common stock, series A preferred stock, series B preferred stock, series C preferred stock, series D preferred stock, series E preferred stock, series F preferred stock, series G preferred stock, series H preferred stock, series I preferred stock or series J preferred stock that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a real estate investment trust;

       - no person may transfer common stock, series A preferred stock, series B preferred stock, series C preferred stock, series D preferred stock, series E preferred stock, series F preferred stock, series G preferred stock, series H preferred stock, series I preferred stock or series J preferred stock , if a transfer would result in shares of our capital stock being owned by fewer than 100 persons; and

       - any person who acquires or attempts or intends to acquire actual or constructive ownership of common stock, series A preferred stock, series B preferred stock, series C preferred stock, series D preferred stock, series E preferred stock, series F preferred stock, series G preferred stock, series H preferred stock, series I preferred stock or series J preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to notify us immediately and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a real estate investment trust.

These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a real estate investment trust and such determination is approved by the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote thereon. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to our charter, which must be declared advisable by our board of directors and approved by the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote on the amendment.

       Under our charter, if any attempted transfer of shares of stock or any other event would otherwise result in any person violating an ownership limit, any other limit imposed by our board of directors or the other restrictions in the charter, then any such attempted transfer will be void and of no force or effect with respect to the purported transferee as to that number of shares that exceeds the applicable ownership limit or such other limit (referred to as "excess shares"). Under those circumstances, the prohibited transferee will acquire no right or interest (or, in the case of any event other than an attempted transfer, the person or entity holding record title to any shares in excess of the applicable ownership limit will cease to own any right or interest) in the excess shares. Any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. This automatic transfer will be considered to be effective as of the close of business on the business day prior to the date of the violating transfer or event. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or any other limit imposed by our board of directors, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by the trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell excess shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the applicable market price of the excess shares as of the date of the event or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner will be distributed to the beneficiary. Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee's sole discretion) to rescind as void any vote cast by a prohibited transferee or prohibited owner prior to the time that we discover that the shares have been automatically transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If we pay the prohibited transferee or prohibited owner any dividend or other distribution before we discover that the shares were transferred to the trust, the prohibited transferee or prohibited owner will be required to repay the trustee upon demand for distribution to the beneficiary. If the transfer to the trust is not automatically effective (for any reason), to prevent violation of the applicable ownership limit or any other limit provided in our charter or imposed by the board of directors, then our charter provides that the transfer of the excess shares will be void ab initio.

       In addition, shares of stock held in the trust will be considered to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the applicable market price on the date that we, or our designee, accept the offer. We have the right to accept the offer until the trustee has sold the shares held in the trust. Upon that sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

       If any attempted transfer of shares would cause us to be beneficially owned by fewer than 100 persons, our charter provides that the transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

       All certificates representing shares will bear a legend referring to the restrictions described above. The ownership limitations described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares or otherwise be in the best interest of stockholders.

       Under our charter, owners of outstanding shares must, upon our demand, provide us with a completed questionnaire containing information regarding ownership of the shares, as set forth in the treasury regulations. In addition, each stockholder must upon demand disclose to us in writing such information that we may request in order to determine the effect, if any, of the stockholder's actual and constructive ownership of shares of our stock, on our status as a real estate investment trust and to ensure compliance with each ownership limit, or any other limit specified in our charter or required by the board of directors.

TRANSFER AGENT, REGISTRAR, CONVERSION AGENT AND DIVIDEND DISBURSING AGENT

       The transfer agent, registrar and dividend disbursing agent for our common stock and preferred stock is EquiServe Trust Company, with EquiServe Limited Partnership, as record keeping agent.

                    DESCRIPTION OF CERTAIN PROVISIONS OF THE
               PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP

       Substantially all of our assets are held, and all of our operations are conducted, by or through the operating partnership. As the sole general partner of the operating partnership, we have the exclusive right and power to manage the operating partnership. Our interest in the operating partnership is designated as a general partner interest. Except with respect to distributions of cash and allocations of income and loss, and except as otherwise noted in this prospectus, the description in this section of common limited partnership units is also applicable to performance units, and holders of performance units are treated as limited partners. We have summarized certain terms and provisions of the operating partnership's partnership agreement. This summary is not complete and is qualified by the provisions of the partnership agreement. For more detail, you should refer to the partnership agreement itself, which is as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

GENERAL

       Holders of limited partnership units hold limited partnership interests in the operating partnership, and all holders of partnership interests (including us in our capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, the operating partnership. The number of general partnership units held by us is approximately equal to the total number of outstanding shares of our common stock and preferred stock. Accordingly, the distributions that we pay per share of common stock are expected to be equal to the distributions per unit that the operating partnership pays on the common units, and the distributions that we pay per share of series A preferred stock, and any series B, C, D, E, F, G, H, I or J preferred stock are expected to be equal to the distributions per unit that the operating partnership pays on the corresponding series of preferred units. The units have not been registered pursuant to federal or state securities laws, and they will not be listed on the New York Stock Exchange or any other exchange or quoted on any national market system. However, the shares of common stock, and preferred stock that we may issue upon exchange of the common units and the preferred units of the operating partnership and AMB Property II, L.P. may be sold in registered transactions or transactions exempt from registration under the Securities Act. The limited partners of the operating partnership have the rights to which limited partners are entitled under the partnership agreement and the Delaware Uniform Limited Partnership Act. The partnership agreement imposes certain restrictions on the transfer of operating partnership units, as described below.

PURPOSE, BUSINESS AND MANAGEMENT

       The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the partnership agreement. We are the sole general partner of the operating partnership and conduct substantially all of our business through the operating partnership, except for investment advisory services (which we conduct through AMB Investment Management, Inc.) and certain other activities we conduct through Headlands Realty Corporation. AMB Investment Management, Inc. and Headlands Realty Corporation are our wholly-owned subsidiaries.

       The primary purpose of the operating partnership is, in general, to acquire, purchase, own, operate, manage, develop, redevelop, invest in, finance, refinance, sell, lease and otherwise deal with industrial and retail properties and assets related to those properties, and interests in those properties and assets. The operating partnership is authorized to conduct any business that a limited partnership formed under the Delaware Uniform Limited Partnership Act may lawfully conduct, except that the partnership agreement requires of the operating partnership to conduct its business in such a manner that will permit us to be classified as a real estate investment trust under Section 856 of the Internal Revenue Code, unless we cease to qualify as a real estate investment trust for reasons other than the conduct of the business of the operating partnership. Subject to the foregoing limitation, the operating partnership may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.

       As the general partner of the operating partnership we have the exclusive power and authority to conduct the business of the operating partnership, subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the partnership agreement.

       We have the right to make all decisions and take all actions with respect to the operating partnership's acquisition and operation of our properties and all other assets and businesses of or related to the operating partnership. No limited partner may take part in the conduct or control of the business or affairs of the operating partnership by virtue of being a holder of units. In particular, each limited partner expressly acknowledged in the partnership agreement that as general partner, we are acting on behalf of the operating partnership's limited partners and our stockholders, collectively, and are under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the operating partnership. We intend to make decisions in our capacity as general partner of the operating partnership so as to maximize our profitability and the profitability of the operating partnership as a whole, independent of the tax effects on the limited partners. We and the operating partnership have no liability to a limited partner as a result of any liabilities or damages incurred or suffered by, or benefits not derived by, a limited partner as a result of our action or inaction as general partner of the operating partnership as long as we acted in good faith. Limited partners have no right or authority to act for or to bind the operating partnership.

       Limited partners of the operating partnership have no authority to transact business for, or participate in the management activities or decisions of, the operating partnership, except as provided in the partnership agreement or as required by applicable law.

ENGAGING IN OTHER BUSINESSES; CONFLICTS OF INTEREST

       We may not conduct any business other than in connection with the ownership, acquisition and disposition of operating partnership interests as a general partner and the management of the business of the operating partnership, its operation as a public reporting company with a class (or classes) of securities registered under the Securities and Exchange Act, its operation as a real estate investment trust and activities that are incidental to these activities (including ownership of any interest in AMB Property Holding Corporation, AMB Property Holding II Corporation, AMB Property Holding III Corporation, AMB Investment Management, Inc., Headlands Realty Corporation or a title holding, management or finance subsidiary organized as a partnership, limited liability company or corporation) without the consent of the holders of a majority of the limited partnership interests. Unless they otherwise agree in writing, each limited partner, and its affiliates, is free to engage in any business or activity, even if the business or activity competes with or is enhanced by the business of the operating partnership. The operating partnership's partnership agreement does not prevent another person or entity that acquires control of us in the future from conducting other businesses or owning other assets, even if it would be in the best interests of the limited partners for the operating partnership to own those businesses or assets. In the exercise of our power and authority under the partnership agreement, we may contract and otherwise deal with or otherwise obligate the operating partnership to entities in which we or any one or more of our officers, directors or stockholders may have an ownership or other financial interest.

OUR REIMBURSEMENT; TRANSACTIONS WITH US AND OUR AFFILIATES

       We do not receive any compensation for our services as general partner of the operating partnership. However, as a partner in the operating partnership, we have rights to allocations and distributions as a partner of the operating partnership. In addition, the operating partnership reimburses us for all expenses we incur relating to ownership of interests in and operation of, or for the benefit of, the operating partnership. We may retain persons or entities that we select (including ourselves, any entity in which we have an interest, or any entity with which we are affiliated) to provide services to or on behalf of the operating partnership. The operating partnership will reimburse us for all expenses incurred relating to the ongoing operation of the operating partnership and any issuance of additional partnership interests in the operating partnership. These expenses include those incurred in connection with the administration and activities of the operating partnership, such as the maintenance of the operating partnership's books and records, management of the operating partnership's property and assets, and preparation of information regarding the operating partnership provided to the partners in the preparation of their individual tax returns. Except as expressly permitted by the partnership agreement, however, our affiliates will not engage in any transactions with the operating partnership except on terms that are fair and reasonable to the operating partnership and no less favorable to the operating partnership than it would obtain from an unaffiliated third party.

OUR EXCULPATION AND INDEMNIFICATION

       The partnership agreement generally provides that we, as general partner of the operating partnership, will incur no liability to the operating partnership or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything that we may do or not do in connection with the business and affairs of the operating partnership if we carry out our duties in good faith. Our liability in any event is limited to our interest in the operating partnership. We have no liability for the loss of any limited partner's capital. In addition, we are not responsible for any misconduct, negligent act or omission of any of our consultants, contractors or agents, or any of the operating partnership's consultants, contractors or agents, and we have no obligation other than to use good faith in the selection of all contractors, consultants and agents. We may consult with counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisors that we select. An opinion by a consultant on a matter that we believe is within the consultant's professional or expert competence is considered to be complete protection as to any action that we take or fail to take based on the opinion and in good faith.

       The partnership agreement also requires the operating partnership to indemnify us, our directors and officers, and other persons that we may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by the person by reason of anything the person may do or not do for or on behalf of the operating partnership or in connection with its business or affairs unless it is established that:

       - the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either the indemnified person committed the act or omission in bad faith or as the result of active and deliberate dishonesty;

       - the indemnified person actually received an improper personal benefit in money, property or services; or

       - in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Any indemnification claims must be satisfied solely out of the assets of the operating partnership.

SALES OF ASSETS; LIQUIDATION

       Under the partnership agreement, as general partner we generally have the exclusive authority to determine whether, when and on what terms, the operating partnership will sell its assets (including our properties, which we own through the operating partnership). However, we have agreed, in connection with the contribution of properties from taxable investors in our formation transactions and certain property acquisitions for limited units in the operating partnership, not to dispose of certain assets in a taxable sale or exchange for a mutually agreed upon period and, thereafter, to use commercially reasonable or best efforts to minimize the adverse tax consequences of any sale. We may enter into similar or other agreements in connection with other acquisitions of properties for units.

       A merger of the operating partnership with another entity generally requires an affirmative vote of the partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest (including the interest held directly or indirectly by us) of all partners other than preferred limited partners, subject to certain consent rights of holders of limited partnership units as described below under "Amendment of the Partnership Agreement." A dissolution or liquidation of the operating partnership, including a sale or disposition of all or substantially all of the operating partnership's assets and properties, generally requires an affirmative vote of the limited partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest of all limited partners other than preferred limited partners.

CAPITAL CONTRIBUTION

       The operating partnership's partnership agreement provides that if the operating partnership requires additional funds at any time or from time to time in excess of funds available to the operating partnership from borrowings or capital contributions, we may borrow funds from a financial institution or other lender or through public or private debt offerings and lend the funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of the funds. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of the required funds as an additional capital contribution to the operating partnership. If we contribute additional capital to the operating partnership, our partnership interest in the operating partnership will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we make additional capital contributions.

DISTRIBUTIONS

       The partnership agreement generally provides that the operating partnership will make quarterly distributions of available cash (as defined below), as determined in the manner provided in the partnership agreement, to the partners of the operating partnership in proportion to their percentage interests in the operating partnership (which for any partner is determined by the number of units it owns relative to the total number of units outstanding). If any preferred units are outstanding, the operating partnership will pay distributions to holders of preferred units in accordance with the rights of each class of preferred units (and, within each such class, pro rata in proportion to the respective percentage interest of each holder), with any remaining available cash distributed in accordance with the previous sentence. "Available cash" is generally defined as net cash flow from operations, plus any reduction in reserves, and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments. Other than as described below, neither we nor the limited partners are currently entitled to any preferential or disproportionate distributions of available cash with respect to the units.

SERIES A PREFERRED UNITS

       In connection with the sale of the series A preferred stock, we received series A preferred units in the operating partnership that mirror the rights, preferences and other terms of the series A preferred stock. The series A preferred units rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the operating partnership:

       - senior to the common units and to all units that provide that they rank junior to the series A preferred units;

       - junior to all units which rank senior to the series A preferred units; and

       - on a parity with the operating partnership's series B and J preferred units, and any series C, D, E, F, G, H or I preferred units that the operating partnership may issue to us, and all other units expressly designated by the operating partnership to rank on a parity with the series A preferred units.

       We receive preferred distributions of cash and preferred allocations of income on the series A preferred units in an amount equal to the dividends payable by us on the series A preferred stock. If we acquire any series B or J preferred units from the holders pursuant to the exercise of their exchange rights, or if the operating partnership issues any series C, D, E, F, H or I preferred units to us, we will receive preferred distributions of cash and preferred allocations of income on those units in an amount equal to the dividends payable by us on the corresponding series of our stock.

       As a consequence, we will receive distributions from the operating partnership sufficient to pay dividends on the series A preferred stock and any series B, C, D, E, F, G, H, I or J preferred stock before any other partner in the operating partnership (other than holders of parity preferred units) receives a distribution. In addition, if necessary, income will be specially allocated to us and losses will be allocated to the other partners of the operating partnership in amounts necessary to ensure that, to the extent possible, the balance in our capital account will at all times be equal to or in excess of the amount payable by us on the series A preferred stock and any series B, C, D, E, F, G, H, I or J preferred stock.

SERIES B PREFERRED UNITS

       General. The series B preferred units of the operating partnership rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the operating partnership:

       - senior to the common units of the operating partnership and to all units of the operating partnership that provide that they rank junior to the series B preferred units;

       - junior to all units which rank senior to the series B preferred units; and

       - on a parity with the series A and series J preferred units, and any series C, D, E, F, G, H or I preferred units that the operating partnership may issue to us, and all other units expressly designated by the operating partnership to rank on a parity with the series B preferred units.

       Subject to the rights of holders of parity preferred units, holders of the series B preferred units are entitled to receive, when, as and if declared by the operating partnership, acting through us as general partner, cumulative preferential cash distributions in an amount equal to 8 5/8% per annum on an amount equal to $50.00 per series B Preferred Unit then outstanding (equivalent to $4.3125 per annum). These distributions are payable on the 15th day of January, April, July and October of each year.

       Exchange Rights. The series B preferred units are exchangeable in whole at any time on or after November 12, 2008, at the option of 51% of the holders of all outstanding series B preferred units, on a one-for-one basis, subject to adjustment, for shares of our series B preferred stock. In addition, the series B preferred units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding series B preferred units if:

       - any series B Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

       - we or one of our subsidiaries take the position, and a holder or holders of series B preferred units receive an opinion of independent counsel that the operating partnership is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

       The series B preferred units are exchangeable in whole for shares of series B preferred stock at any time after November 12, 2001 and prior to November 12, 2008 at the option of 51% of the holders of all outstanding series B preferred units if those holders deliver to us as general partner a private letter ruling or an opinion of independent counsel to the effect that an exchange of the series B preferred units at that time would not cause the series B preferred units to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of series B preferred units is an "investment company" under the Internal Revenue Code.

       With certain limitations, the series B preferred units are also exchangeable in whole at any time for shares of series B preferred stock (regardless of whether held by the initial purchaser) if:

       - the initial purchaser of the series B preferred units reasonably concludes that there exists an imminent and substantial risk that the initial purchaser's interest in the operating partnership represents or will represent more than 19.5% of the total profits or capital interests in the operating partnership for a taxable year;

       - the initial purchaser of the series B preferred units delivers to us an opinion to the effect that there is a substantial risk that the initial purchaser's interest in the operating partnership represents or will represent more than 19.5% of the total profits or capital interests in the operating partnership for a taxable year; and

       - we, as the general partner, agree with the conclusions in the bullet points above; provided, that we may not unreasonably withhold our agreement.

       In lieu of an exchange for series B preferred stock, we may elect to cause the operating partnership to redeem series B preferred units for cash in an amount equal to the original capital account balance of the holder of the series B preferred units. A holder of series B preferred units will not be entitled to exchange the units for series B preferred stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

       Redemption. On or after November 12, 2003, the operating partnership has the right to redeem the series B preferred units, in whole or in part from time to time, at a redemption price payable in cash equal to the capital account balance of the holder, provided that the amount shall not be less than $50.00 per series B preferred unit. The operating partnership must pay the redemption price solely out of the sale proceeds of our capital stock or interests in the operating partnership and from no other source. The operating partnership may not redeem fewer than all of the series B preferred units unless the operating partnership has paid all accumulated and unpaid distributions on all series B preferred units for all quarterly distribution periods terminating on or prior to the date of redemption.

       Limited Approval Rights. For so long as any series B preferred units are outstanding, without the affirmative vote of the holders of at least two-thirds of the series B preferred units outstanding at the time, the operating partnership may not:

       - authorize, create or increase the authorized or issued amount of, or reclassify, any class or series of partnership interests, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any partnership interests, ranking prior to the series B preferred units;

       - authorize, create or increase the authorized or issued amount of, or reclassify, any class or series of partnership interests, or create, authorize or issue any obligations or security convertible into or evidencing a right to purchase any partnership interests, ranking equal to the series B preferred units, but only to the extent that such securities are issued to an affiliate of the operating partnership, other than AMB Property Corporation to the extent that the issuance is to allow us to issue corresponding shares of series B preferred stock to persons who are not affiliates of the operating partnership; or

       - either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or amend, alter or repeal the provisions of the partnership agreement, in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series B preferred units. So long as the operating partnership is the surviving entity and the series B preferred units remain outstanding on the same terms, or the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity and substitutes the series B preferred units for other interests in such entity, with substantially the same terms and rights, then the occurrence of any of the events listed above in this bullet point will not be considered to materially and adversely affect such rights, privileges or voting powers.

       Other than as discussed above or elsewhere in this prospectus, the holders of series B preferred units have no voting rights other than with respect to certain matters that would adversely affect them or as otherwise provided by applicable law.

       Liquidation Preference. The distribution and income allocation provisions of the partnership agreement have the effect of providing each series B Preferred Unit with a liquidation preference to each holder of series B preferred units equal to the holder's capital contributions, plus any accrued but unpaid distributions, in preference to any other class or series of partnership interest of the operating partnership, other than any parity preferred units.

       Registration Rights. We have agreed to file a registration statement registering the resale of the shares of series B preferred stock issuable to the holders of series B preferred units as soon as practicable but not later than 60 days after the date the series B preferred units are exchanged for shares of series B preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

SERIES C PREFERRED UNITS

       As described under "Description of Capital Stock -- Preferred Stock -- series C Preferred Stock," holders of series C preferred units of AMB Property II, L.P. may exchange their units for shares of our series C preferred stock. If we issue series C preferred stock, we will:

       - contribute 99% of the series C preferred units of AMB Property II, L.P. to the operating partnership in exchange for series C preferred units in the operating partnership that mirror the rights, preferences and other terms of the series C preferred stock; and

       - contribute 1% of the series C preferred units of AMB Property II, L.P. to AMB Property Holding Corporation.

       Any series C preferred units issued to us by the operating partnership, as described in the first bullet point above, will rank on a parity with the operating partnership's series A preferred units, series B preferred units and series J preferred units. As a consequence, we would receive distributions from the operating partnership that we would use to pay dividends on our preferred stock before any other partner in the operating partnership (other than holders of parity preferred units).

SERIES D PREFERRED UNITS

       As described under "Description of Capital Stock -- Preferred Stock -- Series D Preferred Stock," holders of series D preferred units of AMB Property II, L.P. may exchange their units for shares of our series D preferred stock. If we issue series D preferred stock, it will:

       - contribute 99% of the series D preferred units of AMB Property II, L.P. to the operating partnership in exchange for series D preferred units in the operating partnership that mirror the rights, preferences and other terms of the series D preferred stock; and

       - contribute 1% of the series D preferred units of AMB Property II, L.P. to AMB Property Holding Corporation.

       Any series D preferred units issued to us by the operating partnership, as described in the first bullet point above, will rank on a parity with the operating partnership's series A preferred units, series B preferred units and series J preferred units. As a consequence, we would receive distributions from the operating partnership that we would use to pay dividends on any our preferred stock before any other partner in the operating partnership (other than holders of parity preferred units).

SERIES E PREFERRED UNITS

       As described under "Description of Capital Stock -- Preferred Stock -- Series E Preferred Stock," holders of AMB Property II, L.P. series E preferred units may exchange their units for shares of our series E preferred stock. If we issue series E preferred stock, we will:

       - contribute 99% of the series E preferred units of AMB Property II, L.P. to the operating partnership in exchange for series E preferred units in the operating partnership that mirror the rights, preferences and other terms of the series E preferred stock; and

       - contribute 1% of the series E preferred units to AMB Property Holding Corporation.

       Any series E preferred units issued to us by the operating partnership, as described in the first bullet point above, will rank on a parity with the operating partnership's series A preferred units, series B preferred units and series J preferred units. As a consequence, we would receive distributions from the operating partnership that we would use to pay dividends on any our preferred stock before any other partner in the operating partnership (other than holders of parity preferred units).

SERIES F PREFERRED UNITS

       As described under "Description of Capital Stock -- Preferred Stock -- Series F Preferred Stock," holders of series F preferred units of AMB Property II, L.P. may exchange their units for shares of our series F preferred stock. If we issue series F preferred stock, we will:

       - contribute 99% of the series F preferred units of AMB Property II, L.P. to the operating partnership in exchange for series F preferred units in the operating partnership that mirror the rights, preferences and other terms of the series F preferred stock; and

       - contribute 1% of the series F preferred units of AMB Property II, L.P. to AMB Property Holding Corporation.

       Any series F preferred units issued to us by the operating partnership, as described in the first bullet point above, will rank on a parity with the operating partnership's series A preferred units, series B preferred units and series J preferred units. As a consequence, we would receive distributions from the operating partnership that we would use to pay dividends our preferred stock before any other partner in the operating partnership (other than holders of parity preferred units).

SERIES G PREFERRED UNITS

       As described under "Description of Capital Stock -- Preferred Stock -- Series G Preferred Stock," holders of series G preferred units of AMB Property II, L.P. may exchange their units for shares of our series G preferred stock. If we issue series G preferred stock, we will:

       - contribute 99% of the series G preferred units of AMB Property II, L.P. to the operating partnership in exchange for series G preferred units in the operating partnership that mirror the rights, preferences and other terms of the series G preferred stock; and

       - contribute 1% of the series G preferred units of AMB Property II, L.P. to AMB Property Holding Corporation.

       Any series G preferred units issued to us by the operating partnership, as described in the first bullet point above, will rank on a parity with the operating partnership's series A preferred units, series B preferred units and series J preferred units. As a consequence, we would receive distributions from the operating partnership that we would use to pay dividends our preferred stock before any other partner in the operating partnership (other than holders of parity preferred units).

SERIES H PREFERRED UNITS

       As described under "Description of Capital Stock -- Preferred Stock -- Series H Preferred Stock," holders of series H preferred units of AMB Property II, L.P. may exchange their units for shares of our series H preferred stock. If we issue series H preferred stock, we will:

       - contribute 99% of the series H preferred units of AMB Property II, L.P. to the operating partnership in exchange for series H preferred units in the operating partnership that mirror the rights, preferences and other terms of the series H preferred stock; and

       - contribute 1% of the series H preferred units of AMB Property II, L.P. to AMB Property Holding Corporation.

       Any series H preferred units issued to us by the operating partnership, as described in the first bullet point above, will rank on a parity with the operating partnership's series A preferred units, series B preferred units and series J preferred units. As a consequence, we would receive distributions from the operating partnership that we would use to pay dividends our preferred stock before any other partner in the operating partnership (other than holders of parity preferred units).

SERIES I PREFERRED UNITS

       As described under "Description of Capital Stock -- Preferred Stock -- Series I Preferred Stock," holders of series I preferred units of AMB Property II, L.P. may exchange their units for shares of our series I preferred stock. If we issue series I preferred stock, we will:

       - contribute 99% of the series I preferred units of AMB Property II, L.P. to the operating partnership in exchange for series I preferred units in the operating partnership that mirror the rights, preferences and other terms of the series I preferred stock; and

       - contribute 1% of the series I preferred units of AMB Property II, L.P. to AMB Property Holding Corporation.

       Any series I preferred units issued to us by the operating partnership, as described in the first bullet point above, will rank on a parity with the operating partnership's series A preferred units, series B preferred units and series J preferred units. As a consequence, we would receive distributions from the operating partnership that we would use to pay dividends our preferred stock before any other partner in the operating partnership (other than holders of parity preferred units).

SERIES J PREFERRED UNITS

       General. The series J preferred units of the operating partnership rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the operating partnership:

       - senior to the common units of the operating partnership and to all units of the operating partnership that provide that they rank junior to the series J preferred units;

       - junior to all units which rank senior to the series J preferred units; and

       - on a parity with the series A and series B preferred units, and any series C, D, E, F, G, H and I preferred units that the operating partnership may issue to us, and all other units expressly designated by the operating partnership to rank on a parity with the series J preferred units.

       Subject to the rights of holders of parity preferred units, holders of the series J preferred units are entitled to receive, when, as and if declared by the operating partnership, acting through us as general partner, cumulative preferential cash distributions in an amount equal to 7.95% per annum on an amount equal to $50.00 per series J Preferred Unit then outstanding (equivalent to $3.975 per annum). These distributions are payable on the 15th day of January, April, July and October of each year.

       Exchange Rights. The series J preferred units are exchangeable for shares of our series J preferred stock as described under "Description of Capital Stock -- Preferred Stock -- Series J Preferred Stock."

       Redemption. On or after September 21, 2006, the operating partnership has the right to redeem the series J preferred units, in whole or in part from time to time, at a redemption price payable in cash equal to the capital account balance of the holder, provided that the amount shall not be less than $50.00 per series J Preferred Unit. The operating partnership must pay the redemption price solely out of the sale proceeds of our capital stock or interests in the operating partnership and from no other source. The operating partnership may not redeem fewer than all of the series J preferred units unless the operating partnership has paid all accumulated and unpaid distributions on all series J preferred units for all quarterly distribution periods terminating on or prior to the date of redemption.

       Limited Approval Rights. For so long as any series J preferred units are outstanding, without the affirmative vote of the holders of at least two-thirds of the series J preferred units outstanding at the time, the operating partnership may not:

       - authorize, create or increase the authorized or issued amount of, or reclassify, any class or series of partnership interests, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any partnership interests, ranking prior to the series J preferred units;

       - authorize, create or increase the authorized or issued amount of, or reclassify, any class or series of partnership interests, or create, authorize or issue any obligations or security convertible into or evidencing a right to purchase any partnership interests, ranking equal to the series J preferred units, but only to the extent that such securities are issued to an affiliate of the operating partnership, other than AMB Property Corporation to the extent that the issuance is to allow us to issue corresponding shares of series J preferred stock to persons who are not affiliates of the operating partnership; or

       - either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or amend, alter or repeal the provisions of the partnership agreement, in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series J preferred units. So long as the operating partnership is the surviving entity and the series J preferred units remain outstanding on the same terms, or the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity and substitutes the series J preferred units for other interests in such entity, with substantially the same terms and rights, then the occurrence of any of the events listed above in this bullet point will not be considered to materially and adversely affect such rights, privileges or voting powers.

       Other than as discussed above or elsewhere in this prospectus, the holders of series J preferred units have no voting rights other than with respect to certain matters that would adversely affect them or as otherwise provided by applicable law.

       Liquidation Preference. The distribution and income allocation provisions of the partnership agreement have the effect of providing each series J Preferred Unit with a liquidation preference to each holder of series J preferred units equal to the holder's capital contributions, plus any accrued but unpaid distributions, in preference to any other class or series of partnership interest of the operating partnership, other than any parity preferred units.

       Registration Rights. We have agreed to file a registration statement registering the resale of the shares of series J preferred stock issuable to the holders of series J preferred units as soon as practicable but not later than 60 days after the date the series J preferred units are exchanged for shares of series J preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

COMMON LIMITED PARTNERSHIP UNITS

       Redemption Rights. Holders of common limited partnership units in the operating partnership have the right, commencing generally on or before the first anniversary of the holder becoming a limited partner of the operating partnership (or such other date agreed to by the operating partnership and the applicable unit holders), to require the operating partnership to redeem part or all of their common units for cash (based upon the fair market value of an equivalent number of shares of common stock at the time of redemption) or the operating partnership may, in its sole and absolute discretion (subject to the limits on ownership and transfer of common stock set forth in our charter) elect to have us exchange those common units for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of certain rights, certain extraordinary distributions and similar events. We presently anticipate that the operating partnership will generally elect to have us issue shares of our common stock in exchange for common units in connection with a redemption request; however, the operating partnership has paid cash and may in the future pay cash for a redemption of common units. With each redemption or exchange, our percentage ownership interest in the operating partnership will increase. Common limited partners may exercise this redemption right from time to time, in whole or in part, subject to the limitations that limited partners may not exercise the right if exercise would result in any person actually or constructively owning shares of common stock in excess of the ownership limit or any other amount specified by the board of directors, assuming common stock was issued in the exchange. Holders of performance units also have limited redemption rights, as discussed under the caption "-- Performance Units" below.

       Registration Rights. We have granted to common limited partners certain registration rights with respect to the shares of stock issuable upon exchange of common limited partnership units in the operating partnership or otherwise. We have agreed to file and generally keep continuously effective generally beginning on or as soon as practicable after one year after issuance of common limited partnership units a registration statement covering the issuance of shares of common stock upon exchange of the units and the resale of the shares. We will bear expenses incident to our registration obligations upon exercise of registration rights, including the payment of federal securities and state Blue Sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to registration of the shares.

PERFORMANCE UNITS

       Notwithstanding the foregoing discussion of distributions and allocations of income or loss of the operating partnership, certain of our current and former executive officers, in their capacity as limited partners of the operating partnership, received an aggregate of 1,465,926 performance units on January 7, 2000. The performance units are similar to common limited partnership units in many respects, including the right to share in operating distributions, and allocations of operating income and loss of the operating partnership on a pro rata basis with common limited partnership units, and certain redemption rights, including limited rights to cause the operating partnership to redeem the performance units for cash or, at the operating partnership's option, to have us exchange the performance units for shares of our common stock. However, a holder of performance units may not require the operating partnership to redeem, and the operating partnership may not redeem, a number of performance units in excess of the number of performance units equal to the amount of the unitholder's capital account balance immediately following the revaluation of the operating partnership assets pursuant to the partnership agreement, divided by the fair market value of a share of our common stock. This prospectus covers the issuance and the resale of the 1,465,926 shares of our common stock issuable in exchange for the performance units.

REMOVAL OF THE GENERAL PARTNER; TRANSFERABILITY OF OUR INTERESTS; TREATMENT OF LIMITED PARTNERSHIP UNITS IN SIGNIFICANT TRANSACTIONS

       The limited partners may not remove us as general partner of the operating partnership, with or without cause, other than with our consent. The partnership agreement provides that we may not withdraw from the operating partnership (whether by sale, statutory merger, consolidation, liquidation or otherwise) without the consent of a majority in interest of the limited partners other than the preferred limited partners. However, except as set forth below, we may transfer or assign our general partner interest in connection with a merger, consolidation or sale of substantially all of our assets without limited partner consent.

       Neither we nor the operating partnership may engage in any merger, consolidation or other combination, or effect any reclassification, recapitalization or change of its outstanding equity interests, and we may not sell all or substantially all of our assets unless in connection with the termination transaction all holders of limited partnership units other than preferred units either will receive, or will have the right to elect to receive, for each unit an amount of cash, securities or other property equal to the product of the number of shares of common stock into which each unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one share in consideration of one share pursuant to the termination transaction. If, in connection with the termination transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding shares of common stock, each holder of limited partnership units other than preferred units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received had it exercised its right to redemption and received shares of common stock in exchange for its units immediately prior to the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer. Performance units also have the benefit of these provisions, irrespective of the capital account then applicable to the performance units. We and the operating partnership may also engage in a merger, consolidation or other combination, or effect any reclassification, recapitalization or change or our outstanding equity interests, and we may also sell all or substantially all of our assets if the following conditions are met:

       - substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the operating partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the operating partnership;

       - the holders of common limited partnership units, including the holders of any performance units issued, own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of the transaction;

       - the rights, preferences and privileges of the holders in the surviving partnership, including the holders of performance units issued or to be issued, are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership (except, as to performance units, for such differences with units regarding liquidation, redemption or exchange as are described in this prospectus); and

       - such rights of the common limited partners, including the holders of performance units issued or to be issued, include at least one of the following:

              - the right to redeem their interests in the surviving partnership for the consideration available to them pursuant to the preceding paragraph; or

              - the right to redeem their units for cash on terms equivalent to those in effect immediately prior to the consummation of the transaction, or, if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, the common equity securities, with an exchange ratio based on the relative fair market value of the securities and the common stock.

       Our board of directors will reasonably determine fair market values and rights, preferences and privileges of the common limited partners of the operating partnership as of the time of the termination transaction and, to the extent applicable, the values will be no less favorable to the holders of common limited partnership units than the relative values reflected in the terms of the termination transaction.

       In addition, in the event of a termination transaction, the arrangements with respect to performance units and performance shares will be equitably adjusted to reflect the terms of the transaction, including, to the extent that the shares are exchanged for consideration other than publicly traded common equity, the transfer or release of remaining performance shares, and resulting issuance of any performance units, as of the consummation of the termination transaction.

DUTIES AND CONFLICTS

       Except as otherwise provided by our conflicts of interest policies with respect to directors and officers and as provided in the non-competition agreements that most of our executive officers have entered into with us, any limited partner of the operating partnership may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

MEETINGS; VOTING

       As general partner, we may call meetings of the limited partners of the operating partnership on our own motion, or upon written request of limited partners owning at least 25% of the then outstanding limited partnership units. Limited partners may vote either in person or by proxy at meetings. Limited partners may take any action that they are required or permitted to take either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action taken are signed by limited partners owning not less than the minimum number of units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. On matters for which limited partners are entitled to vote, each limited partner has a vote equal to the number of units the limited partner holds. A transferee of limited partnership units who has not been admitted as a substituted limited partner with respect to the units will have no voting rights with respect to the units, even if the transferee holds other units as to which it has been admitted as a limited partner. The partnership agreement does not provide for, and we do not anticipate calling, annual meetings of the limited partners.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

       We or the limited partners owning at least 25% of the then outstanding limited partnership units entitled to vote may propose amendments to the operating partnership's partnership agreement. Generally, the partnership agreement may be amended with our approval, as general partner, and partners (including us but not including the preferred limited partners) holding a majority of the percentage interest of all partners other than preferred limited partners. Certain provisions regarding, among other things, our rights and duties as general partner (e.g., restrictions on our power to conduct businesses other than as denoted herein) or the dissolution of the operating partnership, may not be amended without the approval of limited partners (other than preferred limited partners) holding a majority of the percentage interests of the limited partners other than preferred limited partners. As general partner, we have the power, without the consent of the limited partners, to amend the partnership agreement as may be required to, among other things:

       - add to our obligations as general partner or surrender any right or power granted to us as general partner;

       - reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement;

       - establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the partnership agreement;

       - reflect a change of an inconsequential nature that does not materially adversely affect any limited partner, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that are not otherwise inconsistent with the partnership agreement or applicable law; or

       -      satisfy any requirements of federal, state or local law.

       We must approve, and each limited partner that would be adversely affected must approve, certain amendments to the partnership agreement, including amendments effected directly or indirectly through a merger or sale of assets of the operating partnership or otherwise, that would, among other things,

       - convert a limited partner's interest into a general partner's interest;

       -      modify the limited liability of a limited partner;

       - alter the interest of a partner in profits or losses, or the rights to receive any distributions (except as permitted under the partnership agreement with respect to the admission of new partners or the issuance of additional units, either of which actions will have the effect of changing the percentage interests of the partners and thereby altering their interests in profits, losses and distributions); or

       -      alter the limited partner's redemption right.

BOOKS AND REPORTS

       The operating partnership's books and records are maintained at its principal office, which is located at Pier 1, Bay 1, San Francisco, California 94111. All elections and options available to the operating partnership for federal or state income tax purposes may be taken or rejected by the operating partnership in our sole discretion as general partner. The limited partners have the right, subject to certain limitations, to receive copies of our and the operating partnership's most recent filings with the Security and Exchange Commission, the operating partnership's federal, state and local income tax returns, a list of limited partners, the partnership agreement, the partnership certificate and all amendments and certain information about the capital contributions of the partners. We may keep confidential from the limited partners any information that we believe to be in the nature of trade secrets or other information the disclosure of which the we in good faith believe is not in the best interests of the operating partnership or which the operating partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

       We will use reasonable efforts to furnish to each limited partner, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for federal and state income tax reporting purposes.

TERM

       The operating partnership will continue in full force and effect for approximately 99 years or until sooner dissolved pursuant to the terms of the partnership agreement.

             REDEMPTION/EXCHANGE OF COMMON LIMITED PARTNERSHIP UNITS
                                FOR COMMON STOCK

TERMS OF THE EXCHANGE

       An aggregate of 94,771 regular common limited partnership units of the operating partnership become exchangeable, on a one-for-one basis, for our common stock on November 7, 2001, one year after their issuance. An aggregate of 1,465,926 performance units of the operating partnership become exchangeable, on a one-for-one basis, for our common stock on January 7, 2002, two years after their issuance. Beginning on those dates, the respective selling stockholders may require the operating partnership to redeem their limited partnership units, in whole or in part, for cash by delivering to us, as the general partner of the operating partnership, a notice of redemption. However, the selling stockholders holding performance units may not require the operating partnership to redeem, and the operating partnership may not redeem, a number of performance units in excess of the number of performance units equal to the amount of the unitholder's capital account balance immediately following the revaluation of the operating partnership's assets pursuant to the partnership agreement, divided by the fair market value of a share of our common stock.
Upon receipt of the notice of redemption, the operating partnership may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of common stock set forth in our charter), elect to have us exchange those common limited partnership units for shares of our common stock on a one-for-one basis, subject to adjustment as described under "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Common Limited Partnership Units -- Redemption/Exchange Rights."

       A tendering partner will have the right to receive, on the day of receipt by us, as the general partner, of a notice of redemption, the number of shares of common stock which corresponds to the number of common limited partnership units that the operating partnership has elected to have us exchange in lieu of a cash redemption. Any shares of common stock issued by us to a limited partner will be duly authorized, validly issued, fully paid and nonassessable shares, free of any pledge, lien, encumbrance or restriction other than those provided in the charter, the bylaws, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to the shares entered into by the tendering partner. Notwithstanding any delay in delivery, the tendering partner will be considered to be the owner of shares and rights for all purposes, including rights to vote or consent and receive dividends as of the date we received the notice of redemption.

       Each tendering partner will continue to own all limited partnership units subject to any redemption or exchange, and be treated as a limited partner with respect to the limited partnership units for all purposes, until the limited partner transfers the limited partnership units to us and we pay for them or exchange them, and until that time, the partner will have no rights as a stockholder.

CERTAIN CONDITIONS TO THE EXCHANGE

       The consummation of a redemption or exchange as described above upon our receipt of a notice of redemption from a tendering partner is subject to the following conditions:

       - in order to protect our status as a real estate investment trust, no tendering partner will be entitled to effect a redemption for cash or an exchange for common stock, if the ownership or right to acquire common stock would cause the tendering partner or any other person to violate the ownership limit;

       - without our consent, no tendering partner may effect a redemption for less than 10,000 limited partnership units, or if the tendering partner holds less than 10,000 limited partnership units, all of the limited partnership units held by the tendering partner;

       - without our consent, no tendering partner may effect a redemption during the period after the record date established by us for a distribution from the operating partnership to the partners in the operating partnership and before the record date established by us for a distribution to our common stockholders of some or all of its portion of such distribution; and

       - the consummation of any redemption or exchange will be subject to the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

COMPARISON OF OWNERSHIP OF COMMON LIMITED PARTNERSHIP UNITS AND COMMON STOCK

       Generally, the nature of an investment in our common stock is similar in several respects to an investment in common limited partnership units of the operating partnership. Holders of common stock and holders of common limited partnership units generally receive the same distributions and stockholders and holders of common limited partnership units generally share in the risks and rewards of ownership in the enterprise being conducted by through the operating partnership. However, there are also differences between ownership of common limited partnership units and ownership of common stock, some of which may be material to investors.

       The information below highlights a number of the significant differences between us and the operating partnership relating to, among other things, form of organization, management control, voting rights, liquidity and federal income tax considerations. These comparisons are intended to assist limited partners in understanding how their investment will be changed if they exchange their common limited partnership units for shares of our common stock. This discussion is summary in nature and does not constitute a complete discussion of these matters, and holders of limited partnership units should carefully review the rest of this prospectus and the registration statement of which this prospectus is a part for additional important information about us.

                      FORM OF ORGANIZATION AND ASSETS OWNED

OPERATING PARTNERSHIP

       The operating partnership is organized as a Delaware limited partnership. The operating partnership owns substantially all of our assets and conducts substantially all of our business. The operating partnership's purpose is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Revised Uniform Limited Partnership Act, provided that the operating partnership must conduct its business in a manner that permits us to be qualified as a real estate investment trust unless we cease to qualify as real estate investment trust for reasons other than the conduct of the business of the operating partnership.

AMB PROPERTY CORPORATION

       We are a Maryland corporation. We have elected to be taxed as a real estate investment trust under the Internal Revenue Code, commencing with our taxable year ending December 31, 1997. Our only substantial asset is our interest in the operating partnership, which gives us an indirect investment in the properties owned by the operating partnership. Under our charter, we may engage in any lawful activity permitted by the Maryland General Corporation Law.

                                ADDITIONAL EQUITY

OPERATING PARTNERSHIP

       The operating partnership is authorized to issue limited partnership units and other partnership interests (including partnership interests of different series or classes that may be senior to common limited partnership units) as determined by us as its general partner, in our sole discretion. The operating partnership may issue limited partnership units and other partnership interests to us, as long as the operating partnership issues such interests in connection with a comparable issuance of our shares and we contribute to the operating partnership proceeds raised in connection with the issuance of such shares.

AMB PROPERTY CORPORATION

       Our board of directors may issue, in its discretion, additional shares of common stock or additional shares of preferred stock; provided, that the total number of shares issued does not exceed the authorized number of shares of capital stock set forth in our charter. As long as the operating partnership is in existence, we will contribute to the operating partnership the proceeds of all equity capital raised by us in exchange for limited partnership units in the operating partnership.

                               MANAGEMENT CONTROL

OPERATING PARTNERSHIP

       All management powers over the business and affairs of the operating partnership are exclusively vested in us as the general partner, and no limited partner of the operating partnership has any right to participate in or exercise control or management power over the business and affairs of the operating partnership except as provided below under "-- Voting Rights." The general partner may not be removed by the limited partners with or without cause.

AMB PROPERTY CORPORATION

       Our board of directors has exclusive control over our business affairs subject only to the restrictions in the our charter and bylaws. At each annual meeting of stockholders, our stockholders elect the directors for one year terms and until their successors are elected and qualified. The board of directors may alter or eliminate our policies without a vote of the stockholders. Accordingly, except for their vote in the election of directors, stockholders have no control over our ordinary business policies. We cannot change our policy of maintaining our status as a real estate investment trust, however, without the approval of holders of two-thirds of the shares of our capital stock outstanding and entitled to vote on the change.

                   DUTIES TO LIMITED PARTNERS AND STOCKHOLDERS

OPERATING PARTNERSHIP

       Under Delaware law, the general partner of the operating partnership is accountable to the operating partnership as a fiduciary and, consequently, is required to exercise good faith and integrity in all of its dealings with respect to partnership affairs. However, under the partnership agreement, the general partner is not liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by partners as a result of errors of judgment or mistakes of fact or law or any act or omission, provided that the general partner has acted in good faith. Each limited partner expressly acknowledged in the partnership agreement that as general partner, we are acting on behalf of the operating partnership's limited partners and our stockholders, collectively, and are under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the operating partnership. We intend to make decisions in our capacity as general partner of the operating partnership so as to maximize our profitability and the profitability of the operating partnership as a whole, independent of the tax effects on the limited partners.

AMB PROPERTY CORPORATION

       Under Maryland law, our directors must perform their duties in good faith, in a manner that they reasonably believe to be in our best interests and with the care of an ordinarily prudent person in a like position. Our directors who act in such a manner generally will not be liable to us for monetary damages arising from their activities.

                                  VOTING RIGHTS

OPERATING PARTNERSHIP

       Under the operating partnership's partnership agreement, the common limited partners have voting rights only as to the dissolution of the operating partnership, the sale of all or substantially all of the operating partnership's assets or merger of the operating partnership, and amendments of the partnership agreement, as described more fully below. Otherwise, all decisions relating to the operation and management of the operating partnership are made by the general partner. As of September 30, 2001, we owned an approximate 94.4% common general partnership interest in the operating partnership. As limited partnership units are redeemed or exchanged by limited partners, our percentage ownership of the limited partnership units will increase. If additional limited partnership units are issued to third parties, our percentage ownership of the limited partnership units will decrease.

AMB PROPERTY CORPORATION

       We are managed and controlled by a board of directors. Directors are elected by the stockholders at our annual meetings. Maryland law requires that certain major corporate transactions, including most amendments to our charter, may not be consummated without the approval of stockholders as set forth below. All holders of common stock have one vote per share, and the charter permits the board of directors to classify and issue preferred stock in one or more series or classes having voting power which may differ from that of the common stock.

       The following is a comparison of the voting rights of the common limited partners of the operating partnership and our common stockholders as they relate to certain major transactions:

A. AMENDMENT OF THE PARTNERSHIP AGREEMENT OR THE CHARTER

OPERATING PARTNERSHIP

       The operating partnership's partnership agreement may be amended through a proposal by the general partner or any limited partners holding 25% or more of the then outstanding limited partnership units entitled to vote. Generally, the partnership agreement may be amended with the approval of us, as general partner, and the partners (including us but not including the preferred limited partners) holding a majority of the percentage interest of all partners other than preferred limited partners. Certain provisions regarding, among other things, our rights and duties as general partner and the dissolution of the operating partnership, may not be amended without the approval of the limited partners (other than preferred limited partners) holding a majority of the percentage interests of the limited partners other than preferred limited partners. Certain amendments that affect the fundamental rights of a limited partner must be approved by us and by each limited partner that would be adversely affected. We may, without the limited partners' consent, amend the partnership agreement to establish rights, powers, duties and preferences of additional partnership interests issued in accordance with the partnership agreement and to reflect certain ministerial matters.

AMB PROPERTY CORPORATION

       Amendments to our articles of incorporation must be advised by the board of directors and approved by the vote of at least two-thirds of all the votes entitled to be cast on the matter.

B. VOTE REQUIRED TO DISSOLVE THE OPERATING PARTNERSHIP OR AMB PROPERTY
CORPORATION

OPERATING PARTNERSHIP

       The general partner may not elect to dissolve the operating partnership without the prior consent of limited partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest of all limited partners other than preferred limited partners.

AMB PROPERTY CORPORATION

       Under Maryland law, our dissolution must be advised by the affirmative vote of a majority of the entire board of directors and approved by the stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter. The partnership agreement provides that we may not withdraw from the operating partnership (whether by sale, statutory merger, consolidation, liquidation or otherwise) without the consent of limited partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest of all limited partners other than preferred limited partners. However, as described below under "-- Vote Required to Sell Assets or Merge," we may transfer or assign our general partner interest in connection with a merger, consolidation or sale of substantially all of our assets without limited partner consent, upon certain terms and conditions.

C. VOTE REQUIRED TO SELL ASSETS OR MERGE

OPERATING PARTNERSHIP

       Under the operating partnership's partnership agreement, the sale, exchange, transfer or other disposition of all or substantially all of the operating partnership's assets requires the consent of the partners (other than the preferred limited partners) holding a majority of the percentage interest of all partners other than preferred limited partners.

       The merger, consolidation or other combination of the operating partnership also requires the consent of the partners (other than the preferred limited partners) holding a majority of the percentage interest of all partners other than preferred limited partners.

AMB PROPERTY CORPORATION

       With limited exceptions, under Maryland law, the sale of all or substantially all of our assets, or our merger or consolidation, must be advise by the board of directors and approved by the stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter.

       Pursuant to the partnership agreement, we may not withdraw from the operating partnership and may not transfer all or any portion of our interest in the operating partnership (whether by sale, statutory merger, consolidation, liquidation or otherwise) without the consent of limited partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest of all limited partners other than preferred limited partners. However, we may transfer or assign our general partner interest in connection with a merger, consolidation or sale of substantially all of our assets without limited partner consent if the conditions described under "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Removal of the General Partner; Transferability of Our Interests; Treatment of Limited Partnership Units in Significant Transactions" are met. These conditions generally relate to receipt by the common limited partners of property that the partner would have received had it exchanged its common limited partnership units for shares of common stock immediately prior to the transaction.

                      COMPENSATION, FEES AND DISTRIBUTIONS

OPERATING PARTNERSHIP

       We do not receive any compensation for our services as general partner of the operating partnership. As a partner in the operating partnership, however, we have the same right to allocations and distributions as other partners of the operating partnership. In addition, the operating partnership will reimburse us for all expenses we incur relating to our activities as general partner, our continued existence and qualification as a real estate investment trust and all other liabilities that we incur in connection with the pursuit of our business and affairs. The operating partnership will reimburse us for all expenses incurred relating to our ongoing operation and any issuance of additional partnership interests in the operating partnership. These expenses include those incurred in connection with the administration and activities of the operating partnership, such as the maintenance of the operating partnership's books and records, management of the operating partnership's property and assets, and preparation of information regarding the operating partnership provided to the partners in the preparation of their individual tax returns. Except as expressly permitted by the partnership agreement, however, our affiliates will not engage in any transactions with the operating partnership except on terms that are fair and reasonable to the operating partnership and no less favorable to the operating partnership than it would obtain from an unaffiliated third party.

AMB PROPERTY CORPORATION

       Our outside directors and officers receive compensation for their services.

                             LIABILITY OF INVESTORS

OPERATING PARTNERSHIP

       Under the operating partnership's partnership agreement and applicable Delaware law, the liability of the limited partners for the operating partnership's debts and obligations is generally limited to the amount of their investment in the operating partnership.

AMB PROPERTY CORPORATION

       Under Maryland law, stockholders are generally not personally liable for our debts or obligations.

                                    LIQUIDITY

OPERATING PARTNERSHIP

       Subject to certain conditions, limited partners may generally transfer their limited partnership units to accredited investors, provided that we have a right of first refusal for any proposed transfer. Limited partners may transfer their limited partnership units without our consent in the following situations:

       -      transfers to the general partner;

       - transfers to an affiliate controlled by the limited partner or to immediate family members;

       - transfers to a trust for the benefit of a charitable beneficiary or to a charitable foundation; or

       - transfers pursuant to a pledge to an unaffiliated lending institution as collateral or security for a loan or other extension of credit.

AMB PROPERTY CORPORATION

       A limited partner is entitled to freely transfer the shares of common stock received by that partner in exchange for limited partnership units, subject to prospectus delivery and other requirements for registered securities. Our common stock is listed on the New York Stock Exchange. The breadth and strength of this secondary market will depend, among other things, upon the number of shares outstanding, our financial results and prospects, the general interest in our and other real estate investments, and our dividend yield compared to that of other debt and equity securities.

                                      TAXES
                              OPERATING PARTNERSHIP

       The operating partnership itself is not subject to federal income taxes. Instead, each holder of limited partnership units includes its allocable share of the operating partnership's taxable income or loss in determining its individual federal income tax liability. The allocation of the operating partnership's income and loss is discussed under the heading "--Material Federal Income Tax

Considerations -- Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and Limited Liability Companies -- Allocations of Income, Gain, Loss and Deduction." Cash distributions from the operating partnership are generally not taxable to a holder of limited partnership units except to the extent they exceed the holder's basis in its interest in the operating partnership (which will include such holder's allocable share of the operating partnership's nonrecourse debt).

       Income and loss from the operating partnership generally is subject to the "passive activity" limitations. Under the "passive activity" rules, partners can generally offset income and loss from the operating partnership that is considered "passive income" against income and loss from other investments that constitute "passive activities." However, this offset will not be available if the operating partnership becomes a publicly traded partnership (as defined in the Internal Revenue Code).

       Holders of limited partnership units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which the operating partnership owns property, even if they are not residents of those states.

AMB PROPERTY CORPORATION

       Distributions made by us to our taxable domestic stockholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income. Distributions that are designated as capital gain dividends generally will be taxed as gains from the sale or disposition of a capital asset. Distributions in excess of current or accumulated earnings and profits will be treated as a nontaxable return of basis to the extent of a stockholder's adjusted basis in our common stock, with the excess taxed as capital gain.

       Dividends paid by us will be treated as "portfolio" income and stockholders cannot offset these dividends with losses from "passive activities."

       Stockholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions. We may be required to pay state income taxes in certain states.

                    CERTAIN PROVISIONS OF MARYLAND LAW AND OF

                             OUR CHARTER AND BYLAWS

       We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws and the Maryland General Corporation Law. For more detail, you should refer to our charter and bylaws, which are exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

BOARD OF DIRECTORS

       Our charter provides that the number of our directors shall be established by the bylaws, but cannot be less than the minimum number required by the Maryland General Corporation Law, which is one. Our bylaws currently provide that our board of directors consists of not fewer than five nor more than 13 members who are elected to a one-year term at each annual meeting of stockholders. A majority of the entire board of directors may fill any vacancy (except for a vacancy caused by removal, which must be filled by, or upon approval of, the stockholders). Our bylaws provide that a majority of the board of directors must be "independent directors." An "independent director" is a director who:

       - is not, and has not been for at least three years, an employee, officer or affiliate of us or one of our subsidiaries or divisions;

       - is not, and has not been for at least three years, a relative of a principal executive officer; or

       - is not an individual member of an organization acting as advisor, consultant or legal counsel, receiving compensation on a continuing basis from us in addition to director's fees, unless our board of directors has determined, in its business judgment, that the relationship does not interfere with the director's exercise of independent judgment and deems such director to be an independent director.

       Although the board of directors has no present intention of doing so, under the Maryland General Corporation Law, the board of directors has the power to elect, without stockholder vote, to divide the board of directors into three classes of directors having


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

staggered terms of office. The staggered terms of directors may reduce the possibility of a tender offer or a change of control, even though that may be in the best interests of stockholders.

REMOVAL OF DIRECTORS

       While our charter and the Maryland General Corporation Law authorize our stockholders to fill vacancies in the board of directors that are caused by the removal of a director, our charter precludes stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, our charter provides that stockholders may remove a director only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, subject to the rights of the holders of shares of our preferred stock to elect and remove directors elected by such holders under certain circumstances. The Maryland General Corporation Law does not define the term "cause." As a result, removal for "cause" is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision precludes stockholders from removing incumbent directors except for cause and upon a substantial affirmative vote and filling the vacancies created by removal with their own nominees.

OPT OUT OF BUSINESS COMBINATION AND CONTROL SHARE ACQUISITION STATUTES

       We have elected in our bylaws not to be governed by the "control share acquisition" provisions of the Maryland General Corporation Law (Sections 3-701 through 3-710), and the board of directors has determined, by irrevocable resolution, that we will not be governed by the "business combination" provision of the Maryland General Corporation Law (Section 3-602), each of which could have the effect of delaying or preventing a change of control. Our bylaws provide that we cannot at a future date determine to be governed by either provision without the approval of a majority of all votes entitled to be cast by the holders of the issued and outstanding shares of common stock entitled to vote. In addition, the irrevocable resolution adopted by the board of directors may only be changed by the approval of a majority of the issued and outstanding shares of common stock entitled to vote.

AMENDMENT TO OUR CHARTER AND BYLAWS

       Our charter may not be amended without the amendment being declared advisable by the board of directors and approved by the stockholders by the affirmative vote of at least two-thirds of all votes entitled to be cast on the matter. Our bylaws may be amended by the vote of a majority of the board of directors or by the affirmative vote of a majority of all votes entitled to be cast by the holders of the issued and outstanding shares of common stock entitled to vote on the amendment, except with respect to the following bylaw provisions (each of which may not be amended without the approval of a majority of all votes entitled to be cast by the holders of the issued and outstanding shares of our common stock entitled to vote on the amendment):

       - provisions opting out of the control share acquisition statute and the business combination statute;

       - the requirement in our bylaws that our independent directors approve certain transactions involving our executive officers or directors or any limited partners of the operating partnership and their affiliates;

       -      provisions governing amendment of our bylaws.

MEETINGS OF STOCKHOLDERS

       Our bylaws provide for annual meetings of stockholders to elect the board of directors and transact other business as may properly be brought before the meeting. The President, a majority of the board of directors or a duly empowered committee of the board of directors, and the Chairman of the Board may call a special meeting of stockholders. The holders of 50% or more of our outstanding stock entitled to vote may also make a written request to call a special meeting of stockholders.

       The Maryland General Corporation Law provides that stockholders may act by unanimous written consent without a meeting with respect to any action that they are required or permitted to take at a meeting, if each stockholder entitled to vote on the matter signs the consent setting forth the action.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

       Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

       -      pursuant to the notice of the meeting;

       - otherwise brought before the meeting by or at the direction of our board of directors; or

       - by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

       Our bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting.

       The provisions in our charter regarding amendments to our charter and the advance notice provisions of our bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

DISSOLUTION OF THE COMPANY

       Under the Maryland General Corporation Law, our dissolution must be advised by a majority of the entire board of directors and approved by the stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

       Our officers and directors are indemnified under the Maryland General Corporation Law, our charter and the operating partnership's partnership agreement against certain liabilities. Our charter and bylaws require us to indemnify our directors and officers to the fullest extent permitted from time to time by the Maryland General Corporation Law.

       The Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless:

       - the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

       - the director or officer actually received an improper personal benefit in money, property or services; or

       - in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

       A corporation may indemnify a director or officer against judgments, penalties, fines, settlements and reasonable expenses that the director or officer actually incurs in connection with the proceeding unless the proceeding is one by or in the right of the corporation and the director or officer has been adjudged to be liable to the corporation. In addition, a corporation may not indemnify a director or officer with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

       The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. Our charter contains this provision. The Maryland General Corporation Law does not, however, permit the liability of directors and officers to the corporation or its stockholders for money damages to be limited to the extent that:

       - it is proven that the person actually received an improper personal benefit or profit in money, property or services; or

       - a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

       This provision does not limit our ability or the ability of our stockholders to obtain other relief, such as an injunction or rescission. The operating partnership's partnership agreement also provides for our indemnification, as general partner, and our officers and directors to the same extent indemnification is provided to our officers and directors in our charter, and limits our liability and the liability of our officers and directors to the operating partnership and the partners of the operating partnership to the same extent liability of our officers and directors to us and our stockholders is limited under our charter. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Our Exculpation and Indemnification."

       Insofar as the foregoing provisions permit indemnification for liability arising under the Securities Act of directors, officers or persons controlling us, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

       The following summary of material federal income tax considerations regarding AMB Property Corporation and the common stock we are registering is based on current law, is for general information only and is not tax advice. The information set forth below, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Latham & Watkins.

       This summary deals only with common stock and common units held as "capital assets" -- i.e., generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code. Your tax treatment will vary depending on your particular situation, and this discussion does not purport to deal with all aspects of taxation that may be relevant to a holder of common stock or common units in light of his or her personal investment or tax circumstances, or to holders who receive special treatment under the federal income tax laws except to the extent discussed under the headings "-- Taxation of Tax-Exempt Stockholders" and "-- Taxation of Non-U.S. Stockholders." Holders of common stock or common units receiving special treatment include, without limitation:

       -      insurance companies;

       -      financial institutions or broker-dealers;

       -      "S" corporations;

       -      expatriates;

       -      pension plans and other tax-exempt organizations;

       - stockholders holding securities as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes;

       - foreign entities or individuals who are not citizens or residents of the United States;

       - persons whose functional currency is other than the United States dollar; and

       - persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code.

In addition, this summary does not purport to deal with aspects of taxation that may be relevant to a limited partner of the operating partnership except to the extent described in "-- Tax Consequences of an Exchange of Common Units for Common Stock." Furthermore, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to you as a holder of common units or our common stock.

       The information in this section is based on:

       -      the Internal Revenue Code;

       - current, temporary and proposed treasury regulations promulgated under the Internal Revenue Code;

       -      the legislative history of the Internal Revenue Code;

       - current administrative interpretations and practices of the Internal Revenue Service; and

       -      court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in certain private letter rulings which are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received such rulings. Future legislation, treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. The statements in this prospectus are not binding on the Internal Revenue Service or a court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the Internal Revenue Service or sustained by a court if challenged by the Internal Revenue Service.

       YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF (1) A DISPOSITION OF COMMON UNITS, (2) THE ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION OF OUR COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION, (3) OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST FOR FEDERAL INCOME TAX PURPOSES AND (4) POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAX CONSEQUENCES OF AN EXCHANGE OF COMMON UNITS FOR COMMON STOCK

       If you exercise your right to require the operating partnership to acquire all or part of your common units, and we elect to acquire some or all of your common units in exchange for our common stock, the exchange will be a fully taxable transaction. You will generally recognize gain in an amount equal to the value of our common stock received, plus the amount of liabilities of the operating partnership allocable to your common units being exchanged, less your tax basis in those common units. The recognition of any loss is subject to a number of limitations set forth in the Internal Revenue Code. The character of any gain or loss as capital or ordinary will depend on the nature of the assets of the operating partnership at the time of the exchange. The tax treatment of any acquisition of your common units by the operating partnership in exchange for cash may be similar, depending on your circumstances.

TAXATION OF AMB PROPERTY CORPORATION

       General. We elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1997. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 1997. We currently intend to continue to operate in this manner. However, qualification and taxation as a real estate investment trust depends upon our ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code. Accordingly, no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a real estate investment trust. See "-- Failure to Qualify."

       The sections of the Internal Revenue Code that relate to the qualification and operation as a real estate investment trust are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a real estate investment trust and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, relevant rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code and these rules and regulations.

       If we qualify for taxation as a real estate investment trust, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that generally results from investment in a C corporation. A C corporation is generally a corporation required to pay full corporate-level tax. Double taxation generally means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay federal income tax, however, as follows:

       - First, we will be required to pay tax at regular ordinary and capital gain corporate tax rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.


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

       - Second, we may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

       - Third, if we have (1) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

       - Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property.

       - Fifth, if we fail to satisfy the 75% or 95% gross income test, as described below, but have otherwise maintained our qualification as a real estate investment trust because certain other requirements are met, we will be required to pay a tax equal to
              (1) the greater of (A) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and
              (B) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

       - Sixth, we will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of (1) 85% of our real estate investment trust ordinary income for the year, (2) 95% of our real estate investment trust capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

       - Seventh, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of such gain assume that we will make an election under Treasury Regulation Section 1.337(d)-5T to be treated in this manner on our tax return for the year in which we acquire an asset from a C corporation.

       - Eighth, we will be subject to a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of ours to any of our tenants. See "-- Taxation of AMB Property Corporation -- Ownership of Interests in Taxable REIT Subsidiaries." Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations.

       Requirements for Qualification as a Real Estate Investment Trust. The Internal Revenue Code defines a real estate investment trust as a corporation, trust or association:

              (1) that is managed by one or more trustees or directors;

              (2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

              (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

              (4) that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

              (5) that is beneficially owned by 100 or more persons;

              (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of each taxable year; and

              (7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.


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

       The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition
(6), pension funds and certain other tax-exempt entities generally are treated as individuals, subject to a "look-through" exception with respect to pension funds.

       We believe that we have satisfied conditions (1) through (7) inclusive. In addition, our charter provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These stock ownership and transfer restrictions are described in "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a real estate investment trust will terminate. However, if we comply with the rules contained in applicable treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See the section below entitled "-- Failure to Qualify."

       In addition, we may not maintain our status as a real estate investment trust unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

       Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. Treasury regulations provide that, in the case of a real estate investment trust which is a partner in a partnership or a member in a limited liability company, the real estate investment trust will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be. Also, the real estate investment trust will be deemed to be entitled to the income of the partnership or limited liability company attributable to its proportionate share of the assets. The character of the assets and gross income of the partnership or limited liability company retains the same character in the hands of the real estate investment trust for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. We have included a brief summary of the rules governing the federal income taxation of partnerships and limited liability companies below in "-- Tax Aspects of the Operating Partnership, the Partnerships and Limited Liability Companies." We have direct control of the operating partnership and intend to continue to operate it in a manner consistent with the requirements for qualification as a real estate investment trust. However, we are a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company takes or expects to take actions which could jeopardize our status as a real estate investment trust or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a real estate investment trust income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In such a case, we could fail to qualify as a real estate investment trust.

       We own 100% of the stock of a number of subsidiaries that are qualified REIT subsidiaries and may acquire stock of one or more new corporate subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we own 100% of the corporation's stock, and the corporation is not a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary will not be treated as a separate corporation. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary we own will be treated as our assets, liabilities and such items, for all purposes of the Internal Revenue Code, including the real estate investment trust qualification tests. For this reason, references under "Material Federal Income Tax Considerations" to our income and assets shall include the income and assets of any qualified REIT subsidiary. A qualified REIT subsidiary will not be required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below under "--Taxation of AMB Property Corporation-- Asset Tests."

       Ownership of Interests in Taxable REIT Subsidiaries. A taxable REIT subsidiary of ours is a corporation other than a real estate investment trust in which we directly or indirectly hold stock and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a real estate investment trust with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent real estate investment trust. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary of ours may be prevented from deducting interest on debt that we directly or indirectly fund if certain tests regarding the taxable REIT subsidiary's debt-to-equity ratio and interest expense are satisfied. Each of AMB Investment Management, Inc. and Headlands Realty Corporation has elected, together with us, to be treated as our taxable REIT subsidiary effective on or prior to March 31, 2001. See "-- Taxation of AMB Property Corporation -- Asset Tests." Although we do not currently hold an interest in any other taxable REIT subsidiary, we may acquire securities in one or more additional taxable REIT subsidiaries in the future.

       Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a real estate investment trust. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from these real property investments, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

       Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a real estate investment trust described above only if the following conditions are met:

       - The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales;

       - We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the tenant. We refer to a tenant in which we, or an actual or constructive owner of 10% or more of our stock, actually or constructively own 10% or more of the interests in the tenant, as a related party tenant. Rents received from a related party tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by the real estate investment trust's other tenants for comparable space;

       - Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to personal property will not qualify as "rents from real property"; and

       - We generally must not operate or manage the property or furnish or render services to the tenants of the property, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualified income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

       We generally do not intend, and as a general partner of the operating partnership, do not intend to permit the operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent the failure will not, based on the advice of our tax counsel, jeopardize our tax status as a real estate investment trust.

       AMB Investment Management, Inc. is the sole general partner of, and conducts its operations through, AMB Investment Management Limited Partnership. AMB Investment Management Limited Partnership conducts the asset management business and receives fees, including incentive fees, in exchange for the provision of certain services to asset management clients. In addition, Headlands Realty Corporation may provide certain services in exchange for a fee or derive other income which would not qualify under the real estate investment trust gross income tests. Such fees and other income do not accrue to us, but we derive our allocable share of dividend income from AMB Investment Management, Inc. and Headlands Realty through our interest in the operating partnership. Such dividend income qualifies under the 95%, but not the 75%, real estate investment trust gross income test. The operating partnership may provide certain management or administrative services to AMB Investment Management Limited Partnership and Headlands Realty Corporation. The fees derived by the operating partnership as a result of the provision of such services will be nonqualifying income to us under both the 95% and 75% real estate investment trust income tests. The amount of such dividend and fee income will depend on a number of factors which cannot be determined with certainty, including the level of services provided by AMB Investment Management Limited Partnership, Headlands Realty Corporation and the operating partnership. We will monitor the amount of the dividend income from AMB Investment Management, Inc. and Headlands Realty Corporation and the fee income described above, and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the real estate investment trust income tests. However, we cannot guarantee that such actions will in all cases prevent us from violating a real estate investment trust income test.

       If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a real estate investment trust for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

       - our failure to meet these tests was due to reasonable cause and not due to willful neglect;

       - we attach a schedule of the sources of our income to any federal income tax return; and

       - any incorrect information on the schedule was not due to fraud with intent to evade tax.

       It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a real estate investment trust. As discussed above in "-- Taxation of AMB Property Corporation -- General," even if these relief provisions apply, and we retain our status as a real estate investment trust, a tax would be imposed with respect to our non-qualifying income. We may not always be able to comply with the gross income tests for real estate investment trust qualification despite periodic monitoring of our income.

       Prohibited Transaction Income. Any gain we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our partnerships or limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties consistent with our investment objectives. However, the Internal Revenue Service may contend that one or more of these sales is subject to the 100% penalty tax.

       Redetermined Rents. Any redetermined rents, redetermined deductions or excess interest that we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary of ours to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid by it that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where (1) amounts are received by a real estate investment trust for services customarily furnished or rendered in connection with the rental of real property, (2) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception, (3) the taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable, (4) rents paid to the real estate investment trust by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the real estate investment trust's tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated or (5) the taxable REIT subsidiary's gross income from the service is not less than 150% of the subsidiary's direct cost in furnishing the service.


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

       Asset Tests. At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term (at least five years) public debt offering, but only for the one year period beginning on the date we receive such proceeds. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class and except for investments in real estate investment trusts, qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 10% value limitation and the 20% asset test are part of recently enacted legislation and are effective for taxable years ending after December 31, 2000.

       The operating partnership owns 100% of the stock of AMB Investment Management, Inc. and Headlands Realty Corporation. We are considered to own our pro rata share of that stock because we own interests in the operating partnership. Each of AMB Investment Management, Inc. and Headlands Realty Corporation elected, together with us, to be treated as our taxable REIT subsidiary effective no later than March 31, 2001. So long as each of AMB Investment Management, Inc. and Headlands Realty Corporation qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to these corporations. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the aggregate value of our gross assets. Prior to the election to treat AMB Investment Management, Inc. and Headlands Realty Corporation as taxable REIT subsidiaries, the operating partnership did not own any of the voting securities of either of AMB Investment Management, Inc. and Headlands Realty Corporation, and therefore we would not be considered to own more than 10% of the voting securities of either of these corporations. In addition, we believe that prior to the election to treat AMB Investment Management, Inc. and Headlands Realty Corporation as our taxable REIT subsidiaries, the value of our pro rata share of the securities of each of these corporations held by the operating partnership did not, in either case, exceed 5% of the total value of our assets. With respect to each issuer in which we currently own securities that does not qualify as a real estate investment trust, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that the value of the securities of each issuer does not exceed 5% of the total value of our assets and our ownership of the securities of each issuer complies with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value.

       The asset tests must be satisfied not only on the date that we, directly or through the operating partnership, acquire securities in the applicable issuer, but also each time we increase our ownership of securities of such issuer, including as a result of increasing our interest in the operating partnership. For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to the operating partnership and as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a real estate investment trust for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including an increase in our interests in the operating partnership), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. Although we believe that we have satisfied the asset tests and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in the operating partnership's overall interest in an issuer. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a real estate investment trust.

       Annual Distribution Requirements. To maintain our qualification as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

       -      90% of our "real estate investment trust taxable income"; and

       - 90% of our after tax net income, if any, from foreclosure property; minus

       - the excess of the sum of certain items of noncash income over 5% of the "real estate investment trust taxable income."

       Our "real estate investment trust taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable. This distribution requirement was 95% for taxable years beginning prior to January 1, 2001.

       We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve month period following the close of such year. Except as provided in "-- Taxation of Taxable U.S. Stockholders Generally" below, these distributions are taxable to stockholders, other than tax-exempt entities, as discussed below, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential (i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class). To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "real estate investment trust taxable income," as adjusted, we will be required to pay tax on that amount at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the partnership agreement authorizes us, as general partner of the operating partnership, to take such steps as may be necessary to cause the operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

       We expect that our real estate investment trust taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing real estate investment trust taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

       Under some circumstances, we may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

       Furthermore, we will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our real estate investment trust ordinary income for such year, 95% of our real estate investment trust capital gain income for the year and any undistributed taxable income from prior periods. Any real estate investment trust taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

       We have, and may in the future, dispose of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, resulting in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

       Property Transfer. Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the operating partnership, either directly or through our subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with the operating partnership's investment objectives. However, the Internal Revenue Service may successfully contend that some or all of the sales made by the operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.


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

FAILURE TO QUALIFY

       If we fail to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular ordinary and capital gain corporate tax rates. Distributions to stockholders in any year in which we fail to qualify as a real estate investment trust will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a real estate investment trust would reduce our cash available for distribution to our stockholders. In addition, if we fail to qualify as a real estate investment trust, all distributions to stockholders will be taxable as ordinary income to the extent of our current and accumulated earnings and profits, and subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a real estate investment trust for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

TAX ASPECTS OF THE OPERATING PARTNERSHIP, THE SUBSIDIARY PARTNERSHIPS AND LIMITED LIABILITY COMPANIES

       General. Substantially all of our investments are held indirectly through the operating partnership. In addition, the operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies. In general, entities that are classified as partnerships for federal income tax purposes are "pass-through" entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We will include in our income our proportionate share of the foregoing items for purposes of the various real estate investment trust income tests and in the computation of our real estate investment trust taxable income. Moreover, for purposes of the real estate investment trust asset tests, we will include our proportionate share of assets held by the operating partnership, including its share of its subsidiary partnerships and limited liability companies. See "-- Taxation of AMB Property Corporation."

       Entity Classification. Our interests in the operating partnership, the partnerships and limited liability companies involve special tax considerations, including the possibility that the Internal Revenue Service might challenge the status of these entities as a partnership, as opposed to an association taxable as a corporation for federal income tax purposes. If the operating partnership, a partnership, or a limited liability company were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and preclude us from satisfying the asset tests and possibly the income tests (see "-- Taxation of AMB Property Corporation -- Asset Tests" and "-- Income Tests"). This, in turn, would prevent us from qualifying as a real estate investment trust. See "-- Failure to Qualify" for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in the operating partnership's, a partnership's or a limited liability company's status for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

       Treasury regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise organized as a corporation and which has at least two members, an "eligible entity," may elect to be taxed as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification treasury regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The operating partnership and each of our other partnerships and limited liability companies intend to claim classification as a partnership under the final regulations. As a result, we believe these entities will be classified as partnerships for federal income tax purposes.

       Allocations of Income, Gain, Loss and Deduction. The partnership agreement provides for preferred distributions of cash and preferred allocations of income to holders of preferred units, including us, with respect to the operating partnership's preferred limited partnership units. In addition, to the extent we issue preferred stock in exchange for preferred limited partnership units of AMB Property II, L.P., we will contribute substantially all of such units to the operating partnership in exchange for additional preferred limited partnership units, and the partnership agreement will be amended to provide for similar preferred distributions of cash and preferred allocations of income to us with respect to these newly issued preferred units. As a consequence, we will receive distributions from the operating partnership that we will use to pay dividends on substantially all of the shares of preferred stock that we issue before any other partner in the operating partnership (other than a holder of preferred units, if such units are not then held by us) receives a distribution. In addition, if necessary, income will be specially allocated to us, and losses will be allocated to the other partners of the operating partnership, in amounts necessary to ensure that the balance in our capital account will at all times be equal to or in excess of the amount we are required to pay on the preferred stock then issued by us upon liquidation or redemption. Similar preferred distributions and allocations will be made for the benefit of other holders of the operating partnership's preferred limited partnership units. All remaining items of operating income and loss will be allocated to the holders of common units in proportion to the number of units or performance units held by each such unitholder. All remaining items of gain or loss relating to the disposition of the operating partnership's assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize our and the limited partners' per unit capital accounts, with any special allocation of gain to the holders of performance units being offset by a reduction in the gain allocation to us and unitholders which were performance investors. Certain limited partners have agreed to guarantee debt of the operating partnership, either directly or indirectly through an agreement to make capital contributions to the operating partnership under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of the operating partnership to holders of common units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of the operating partnership, which net loss would have otherwise been allocable to us.

       If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The operating partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the treasury regulations promulgated under this section of the Internal Revenue Code.

       Tax Allocations with Respect to the Properties. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The operating partnership was formed by way of contributions of appreciated property. Moreover, subsequent to the formation of the operating partnership, additional appreciated property has been contributed to the operating partnership in exchange for interests in the operating partnership. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

       In general, the partners of the operating partnership, including us, which contributed assets having an adjusted tax basis less than their fair market value at the time of contribution will be allocated depreciation deductions for tax purposes which are lower than such deductions would have been if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have such a book-tax difference, all income attributable to such book-tax difference generally will be allocated to the contributing partners. These allocations will tend to eliminate the book-tax difference over the life of the operating partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the operating partnership may cause us or other partners to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to us or other partners as a result of the sale. Such an allocation might cause us or other partners to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the real estate investment trust distribution requirements. See "-- Taxation of AMB Property Corporation -- Requirements for Qualification as a Real Estate Investment Trust" and "-- Annual Distribution Requirements."

       Treasury regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships with a choice of several methods of accounting for book-tax differences, including retention of the "traditional method" or the election of certain methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. We and the operating partnership have determined to use the "traditional method" for accounting for book-tax differences for the properties initially contributed to the operating partnership and for certain assets contributed subsequently. We and the operating partnership have not yet decided what method will be used to account for book-tax differences for properties acquired by the operating partnership in the future.

       Any property acquired by the operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and
Section 704(c) of the Internal Revenue Code will not apply.

TAXATION OF TAXABLE U.S. STOCKHOLDERS GENERALLY

       When we use the term "U.S. stockholder," we mean a holder of shares of common stock who, for United States federal income tax purposes:

       -      is a citizen or resident of the United States;

       - is a corporation, partnership, limited liability company or other entity created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless, in the case of a partnership or limited liability company, treasury regulations provide otherwise;

       - is an estate the income of which is subject to United States federal income taxation regardless of its source; or

       - is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

       Notwithstanding the preceding sentence, to the extent provided in the treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. stockholders. If you hold shares of common stock and are not a U.S. stockholder, you are a "non-U.S. stockholder."

       Distributions Generally. As long as we qualify as a real estate investment trust, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends taxable to our taxable U.S. stockholders as ordinary income. As long as we qualify as a real estate investment trust, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. For purposes of determining whether distributions to holders of common stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to the outstanding preferred stock, if any, and then to the common stock.

       To the extent that we make distributions, other than capital gain dividends discussed below, in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. stockholder. This treatment will reduce the adjusted tax basis which each U.S. stockholder has in his shares of stock for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. stockholder's adjusted tax basis in his shares will be taxable as capital gains, provided that the shares have been held as a capital asset, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months shall be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

       Capital Gain Distributions. Distributions that we properly designate as capital gain dividends will be taxable to taxable U.S. stockholders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. Depending on the characteristics of the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. stockholders at a 20% or 25% rate. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. For a discussion of the manner in which that portion of any dividends designated as capital gain dividends will be allocated among the holders of our preferred stock, if any, and common stock, see "Description of Capital Stock."

       Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will not be treated as investment income under certain circumstances.

       Retention of Net Long-Term Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a U.S. stockholder generally would:

       - include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

       - be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder's long-term capital gains;

       - receive a credit or refund for the amount of tax deemed paid by it;

       - increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

       - in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with treasury regulations to be prescribed by the Internal Revenue Service.

       Dispositions of Common Stock. If you are a U.S. stockholder and you sell or dispose of your shares of common stock, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted basis in the shares for tax purposes. This gain or loss will be capital if you have held the common stock as a capital asset. This gain or loss will be long-term capital gain or loss if you have held the common stock for more than one year. In general, if you are a U.S. stockholder and you recognize loss upon the sale or other disposition of common stock that you have held for six months or less, after applying certain holding period rules, the loss you recognize will be treated as a long-term capital loss, to the extent you received distributions from us which were required to be treated as long-term capital gains.

BACKUP WITHHOLDING

       We report to our U.S. stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding at a maximum rate of 31% with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "-- Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

       The Internal Revenue Service has ruled that amounts distributed as dividends by a real estate investment trust do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder, except certain tax-exempt stockholders described below, has not held its shares as "debt financed property" within the meaning of the Internal Revenue Code and the shares are not otherwise used in its trade or business, dividend income from us and gain from the sale of our shares will not be unrelated business taxable income to a tax-exempt stockholder. Generally, "debt financed property" is property, the acquisition or holding of which was financed through a borrowing by the tax exempt stockholder.

       For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Internal Revenue Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their own tax advisors concerning these set aside and reserve requirements.

       Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" shall be treated as unrelated business taxable income as to certain types of trusts which hold more than 10%, by value, of the interests in the real estate investment trust. A real estate investment trust will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to certain trusts. As a result of certain limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described above should be inapplicable to our stockholders.

TAXATION OF NON-U.S. STOCKHOLDERS

       The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of common stock by persons that are not U.S. stockholders. In general, non-U.S. stockholders may be subject to special tax withholding requirements on distributions from us with respect to their sale or other disposition of our common stock, except to the extent reduced or eliminated by an income tax treaty between the United States and the non-U.S. stockholder's country. A non-U.S. stockholder who is a stockholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with us in order to claim such treatment. Non-U.S. stockholders should consult their own tax advisors concerning the federal income tax consequences to them of an acquisition of shares of common stock, including the federal income tax treatment of dispositions of interests in, and the receipt of distributions from, us.

OTHER TAX CONSEQUENCES

       We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our stockholders and the operating partnership's limited partners may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws on an investment in our shares or a disposition of common units.

                              SELLING STOCKHOLDERS

       Selling stockholders may receive shares of our common stock, on a one-for-one basis, upon exchange of 94,771 the operating partnership's common limited partnership units and 1,465,926 of the operating partnership's performance units. This prospectus relates to the issuance and resale of the 1,560,697 shares of our common stock issuable upon exchange of these units.

       The following table assumes that each selling stockholder tenders all of its units for redemption and that we elect to redeem all of those units for shares of our common stock instead of cash. The table provides the names of each of the selling stockholders, the number of shares of common stock that they own prior to the exchange of their limited partnership units in the operating partnership, the maximum number of shares of common stock issuable in exchange for their limited partnership units and the percentage of our outstanding common stock owned by each of them following the exchange of their limited partnership units.

       Because the selling stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares of common stock that the selling stockholders will offer pursuant to this prospectus or that each selling stockholder will own upon completion of the offering to which this prospectus relates. Our current executive officers listed in the table below have informed us that, as of the date of this prospectus, they do not intend to have the operating partnership redeem their performance units or sell any shares of our stock that they may receive upon exchange of such performance units.

       The selling stockholders named below may from time to time offer the shares of common stock offered by this prospectus:

                                                                             MAXIMUM NUMBER OF
                                                                          SHARES OF COMMON STOCK       PERCENTAGE OF OUTSTANDING
                                          NUMBER OF SHARES OF COMMON     ISSUABLE IN THE EXCHANGE          COMMON STOCK OWNED
                                           STOCK OWNED PRIOR TO THE       OF LIMITED PARTNERSHIP       FOLLOWING THE EXCHANGE OF
                                             EXCHANGE OF LIMITED            UNITS AND AVAILABLE      LIMITED PARTNERSHIP UNITS AND
NAME                                          PARTNERSHIP UNITS                 FOR RESALE                PRIOR TO RESALE(1)
----                                      ---------------------------    ------------------------    -----------------------------
REGULAR COMMON UNITHOLDERS

AFCO Cargo DFW Limited Partnership                    --                          44,523                           *
AFCO Cargo SEA Limited Partnership                    --                          44,523                           *
WEST*PAC Limited Partnership                          --                           5,725                           *
                                                                               ---------                        -----
          TOTAL REGULAR COMMON UNITS......                                        94,771                           *

PERFORMANCE UNITHOLDERS


Douglas D. Abbey (2)                              1,558,842                       312,071                       2.34%
W. Blake Baird (3)                                 355,582                        25,569                           *
Luis A. Belmonte (4)                               368,640                        37,013                           *
T. Robert Burke (5)                               1,126,316                       235,506                       1.63%
Steven J. Callaway (6)                              44,831                         5,114                           *
Steven E. Campbell (7)                              47,746                         3,409                           *
S. Davis Carniglia (8)                             289,377                        62,366                           *
Michael A. Coke (9)                                206,654                         8,439                           *
Martin J. Coyne (10)                                55,596                         3,409                           *
John H. Diserens (11)                              361,668                        78,988                           *
David G. Doyno (12)                                 49,485                         3,409                           *
Bruce H. Freedman (13)                             399,124                        25,868                           *
David S. Fries (14)                                242,455                        15,257                           *
Kent D. Greenwalt (15)                              65,149                         5,114                           *
Jane L. Harris (16)                                 72,358                         6,818                           *
Carlie P. Headapohl (17)                              --                           3,409                           *
Tyler W. Higgins (18)                               78,737                         6,818                           *
Jean Collier Hurley (19)                            65,000                        32,206                           *
Steven T. Kimball (20)                              13,158                         3,409                           *
Barbara J. Linn (21)                               242,675                        56,028                           *
John T. Meyer (22)                                  45,109                         5,114                           *
Hamid R. Moghadam (23)                            3,392,117                       388,126                       4.51%
John T. Roberts, Jr. (24)                          241,000                         8,439                           *
John L. Rossi (25)                                  59,767                         3,409                           *
Cynthia J. Sarver (26)                              48,360                         3,409                           *
Christine G. Schadlich (27)                         96,584                         6,733                           *
Craig A. Severance (28)                             97,500                        91,158                           *
Andrew N. Singer (29)                               70,444                         5,114                           *
Gayle P. Starr (30)                                 62,572                         5,114                           *
William Steinberg (31)                                --                           6,818                           *
K.C. Swartzel (32)                                  53,315                         6,818                           *
Celia M. Tanaka (33)                                  --                           3,409                           *
Janice G. Thacher (34)                              32,687                         2,045                           *
                                                                               ---------                        -----
          TOTAL PERFORMANCE UNITS.........                                     1,465,926                        1.75%
                                                                               ---------                        -----
         TOTAL ALL UNITS..................                                     1,560,697                        1.86%


----------

*      Less than 1%

(1) Based on 83,705,442 shares of our common stock outstanding as of November 2, 2001.

(2) Chairman of the Board and Chief Executive Officer of AMB Investment Management, Inc. since November 1997; Director of AMB Property Corporation from November 1997 to May 2001. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 451,743 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(3) Director of AMB Property Corporation since May 2001 and President of AMB Property Corporation since January 2000; Managing Director and Chief Investment Officer of AMB Property Corporation from January 1999, when he became an employee, to December 1999. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 195,800 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(4) Executive Vice President of AMB Property Corporation since May 2000; Managing Director of AMB Property Corporation from November 1997 to May 2000. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 205,948 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(5) Director of AMB Property Corporation since November 1997; Chairman of the Board of AMB Property Corporation from November 1997 to December 1999. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 270,000 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(6) Senior Vice President of AMB Property Corporation since January 2000; Vice President of AMB Property Corporation from November 1997 to December 1999. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 41,689 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(7) Vice President of AMB Property Corporation since May 1998, when he became an employee. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 40,125 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(8) Senior Advisor of AMB Property Corporation since December 1998; Managing Director and Chief Financial Officer of AMB Property Corporation from May 1998 to December 1998; Managing Director, Chief Financial Officer and General Counsel of AMB Property Corporation from November 1997 to May 1998. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 65,000 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(9) Executive Vice President and Chief Financial Officer of AMB Property Corporation since May 2000; Managing Director and Chief Financial Officer of AMB Property Corporation from December 1999 to May 2000; Chief Financial Officer and Senior Vice President of AMB Property Corporation from January 1999 to December 1999; Senior Vice President and Director of Financial Reporting from December 1998 to December 1999; Vice President and Director of Financial Reporting from November 1997 to December 1998. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 174,837 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(10) Vice President of AMB Property Corporation since November 1997. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 52,179 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(11) Left the employ of AMB Property Corporation in December 2000; Managing Director of AMB Property Corporation from November 1997 to December 2000. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 170,786 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(12) Vice President of AMB Property Corporation since November 1997. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 46,111 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(13) Executive Vice President of AMB Property Corporation since May 2000; Managing Director of AMB Property Corporation from November 1997 to May 2000. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 255,298 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(14) Executive Vice President of AMB Property Corporation since May 2000; Managing Director, Chief Administrative Officer and General Counsel of AMB Property Corporation from March 1999 to May 2000; Managing Director and General Counsel from May 1998, when he became an employee, to March 1999. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 180,172 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(15) Senior Vice President since July 2000; Vice President from November 1997 to June 2000. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 51,401 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(16) Consultant to AMB Property Corporation since September 2000; Vice President of AMB Property Corporation from November 1997 to August 2000. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 64,009 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(17) Left the employ of AMB Property Corporation in September 2000; Vice President of AMB Property Corporation from November 1997 to September 2000.

(18) Senior Vice President of AMB Property Corporation since January 2001; Vice President of AMB Property Corporation from November 1997 to December 2000. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 76,320 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(19) Left the employ of AMB Property Corporation in December 1998; Managing Director of AMB Property Corporation from November 1997 to December 1998. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 65,000 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(20) Vice President of AMB Property Corporation since January 1998. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 12,080 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(21) Senior Advisor of AMB Investment Management, Inc. since December 1999; Director of AMB Investment Management, Inc. from November 1997 to December 2000; Managing Director and President of AMB Investment Management, Inc. from November 1997 to December 1999. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 97,500 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(22) Vice President of AMB Property Corporation since December 1997. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 39,662 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(23) Chairman of the Board and Chief Executive Officer of AMB Property Corporation since January 2000; Director, President and Chief Executive Officer of AMB Property Corporation from November 1997 to December 1999. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 1,675,248 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(24) President of AMB Investment Management, Inc. since December 1999; Senior Vice President of AMB Property Corporation from July 1999 to December 1999; Vice President of AMB Property Corporation from May 1997 to June 1999. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 125,866 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(25) Senior Vice President of AMB Property Corporation since January 2001; Vice President of AMB Property Corporation from November 1997 to December 2000. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 51,208 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(26) Vice President of AMB Property Corporation since November 1997. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 42,960 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(27) Vice President of AMB Property Corporation since November 1997. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 96,084 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(28) Left the employ of AMB Property Corporation in March 2000; Managing Director of AMB Property Corporation from November 1997 to March 2000. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 97,500 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(29) Senior Vice President of AMB Property Corporation since July 2001; Vice President of AMB Property Corporation from November 1997 to June 2001. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 61,928 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(30) Vice President of AMB Property Corporation since November 1997. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 57,410 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(31) Left the employ of AMB Property Corporation in July 2001; Vice President of AMB Property Corporation from November 1997 to July 2001.

(32) Senior Vice President of AMB Property Corporation since January 2000; Vice President of AMB Property Corporation from November 1997 to December 1999. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 50,056 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

(33) Left the employ of AMB Property Corporation in September 2000; Vice President of AMB Property Corporation from November 1998 to September 2000.

(34) Vice President of AMB Property Corporation since December 1997. The number of shares of common stock owned prior to the exchange of limited partnership units includes options to purchase up to 31,356 shares of common stock, which are currently exercisable or will become exercisable within 60 days of November 15, 2001.

       The regular common unitholders listed above received the limited partnership units that are exchangeable into the common stock listed above in connection with our purchase of properties. Various affiliates of the regular common unit holders provide us with property management, leasing and development services, for which we pay customary compensation, in connection with certain of our properties.

       The performance unitholders listed above received the limited partnership units that are exchangeable into common stock listed above in their capacity as our current and former executive officers. When the performance unitholders listed above received the performance units, an equal number of general partnership units allocable to us and units allocable to the investors who are limited partners in the operating partnership were transferred to the operating partnership.

                              PLAN OF DISTRIBUTION

       This prospectus relates to the possible issuance by us and possible offer and sale from time to time by the selling stockholders of up to an aggregate of 1,560,697 shares of common stock if they tender their common limited partnership units in AMB Property, L.P. for cash redemption and we elect, in our discretion, to exchange the limited partnership units for common stock in lieu of a cash redemption.

       We are registering the shares of common stock to provide the selling stockholders with freely tradable securities, but the registration of these shares does not necessarily mean that we will issue any of these shares to the selling stockholders or that the selling stockholders will offer or sell the shares.

       Pursuant to the terms and conditions of the registration rights agreements between us, the operating partnership, AFCO Cargo DFW Limited Partnership, AFCO Cargo, SEA Limited Partnership and WEST*PAC Limited Partnership, prior to the date upon which the limited partnership units of those three entities would be eligible for resale under Rule 144(k) under the Securities Act, each of those selling stockholders generally is limited to resales of any shares of common stock issued pursuant to this prospectus to the number of shares which otherwise would be eligible for resale by that selling stockholder pursuant to Rule 144, assuming the shares were issued on the same date as the respective limited partnership units were issued.

       We will not receive any proceeds from the issuance of the shares of common stock to the selling stockholders or from the sale of the shares by the selling stockholders, but we have agreed to pay certain expenses of the registration of the shares. The selling stockholders may from time to time sell the shares directly to purchasers. Alternatively, the selling stockholders may from time to time offer the shares through dealers or agents, who may receive compensation in the form of commissions from the selling stockholders and for the purchasers of the shares for whom they may act as agent. The selling stockholders and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the common stock by them and any commissions received by any such dealers or agents might be deemed to be underwriting commissions under the Securities Act.

       In connection with distribution of the shares of common stock covered by this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell the common stock short and deliver the common stock to close out such short positions. The selling stockholders also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer the shares.

       The selling stockholders may transfer the shares to a donee and any donee would become a selling stockholder under this prospectus. The selling stockholders also may loan or pledge the shares. If a selling stockholder defaults on a loan secured by the shares, the pledgee could obtain ownership of the shares and would then become a selling stockholder under this prospectus.

                                  LEGAL MATTERS

       Ballard, Spahr, Andrews & Ingersoll, LLP, Baltimore, Maryland will issue an opinion to us regarding certain matters of Maryland law. Latham & Watkins will issue an opinion to us regarding certain tax matters described under "Material Federal Income Tax Considerations."

                                     EXPERTS

       The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following table itemizes the expenses incurred by the Registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee ........          $ 9,665
NYSE Listing Fee ...........................................          $ 1,500
Printing and Engraving Expenses ............................          $ 5,000
Legal Fees and Expenses ....................................          $40,000
Accounting and Fees and Expenses ...........................          $10,000
Miscellaneous ..............................................          $ 3,835
                                                                      -------
          Total ............................................          $70,000
                                                                      =======

       All of the costs identified above will be paid for by the Registrant.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 2-418 of the Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

       In addition, Section 2-418 of the Maryland General Corporation Law requires that, unless limited by its charter, a corporation indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

       Our charter and bylaws provide in effect for the indemnification by us of our directors and officers to the fullest extent permitted by applicable law. We have purchased directors' and officers' liability insurance for the benefit of our directors and officers.

       We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other matters, that we indemnify our executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

ITEM 16. EXHIBITS

EXHIBIT
 NUMBER                                  EXHIBIT INDEX
-------                                  -------------
  4.1         Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration
              Statement on Form S-11 (No. 333-35915)).

  4.2 Articles Supplementary establishing and fixing the rights and preferences of the 8 1/2% Series A Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.4(4) of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998).

  4.3         Certificate of Correction of the Registrant's Articles
              Supplementary establishing and fixing the rights and preferences of the 8 1/2% Series A Cumulative Redeemable Preferred Stock
              (incorporated by reference to Exhibit 3.2 of the Registrant's
              Annual Report on Form 10-K for the year ended December 31, 1998).

  4.4 Articles Supplementary establishing and fixing the rights and preferences of the 8 5/8% Series B Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of the Registrant's current report on Form 8-K filed on January 7, 1999).

  4.5 Articles Supplementary establishing and fixing the rights and preferences of the 8.75% Series C Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.2 of the Registrant's current report on Form 8-K filed on January 7, 1999).

  4.6 Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series D Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999).

  4.7 Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series E Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on September 14,
              1999).

  4.8 Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series F Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on April 14, 2000).

  4.9 Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series G Cumulative Redeemable Preferred
              Stock. (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on September 29,
              2000).

  4.10 Articles Supplementary establishing and fixing the rights and preferences of the 8.125% Series H Cumulative Redeemable Preferred
              Stock. (incorporated by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K filed on September 29,
              2000).

  4.11 Articles Supplementary establishing and fixing the rights and preferences of the 8.00% Series I Cumulative

EXHIBIT
 NUMBER                                  EXHIBIT INDEX
-------                                  -------------
              Redeemable Preferred Stock (incorporated by reference to Exhibit
              3.3 of the Registrant's Current Report on Form 8-K filed on March
              23, 2001).

  4.12 Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series J Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on October 3, 2001).

  4.13 Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.11 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).

  4.14 Specimen common stock certificate (incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form
              S-11 (No. 333-35915)).

  4.15        Indenture dated as of June 30, 1998 by and among the Operating
              Partnership, the Registrant and State Street Bank and Trust
              Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form
              S-11 (No. 333-49163)).

  4.16 First Supplemental Indenture dated as of June 30, 1998 by and among the Operating Partnership, the Registrant and State Street
              Bank and Trust Company of California, N.A., as trustee
              (incorporated by reference to Exhibit 4.2 to the Registrant's
              Registration Statement on Form S-11 (No. 333-49163)).

  4.17 Second Supplemental Indenture dated as of June 30, 1998 by and among the Operating Partnership, the Registrant and State Street
              Bank and Trust Company of California, N.A., as trustee
              (incorporated by reference to Exhibit 4.3 to the Registrant's
              Registration Statement on Form S-11 (No. 333-49163)).

  4.18 Third Supplemental Indenture dated as of June 30, 1998 by and among the Operating Partnership, the Registrant and State Street
              Bank and Trust Company of California, N.A., as trustee
              (incorporated by reference to Exhibit 4.4 to the Registrant's
              Registration Statement on Form S-11 (No. 333-49163)).

  4.19        Fourth Supplemental Indenture, by and among AMB Property, L.P.,
              AMB Property Corporation and State Street Bank and Trust Company of California, N.A., as trustee (incorporated herein by reference as Exhibit 4.1 of the Registrant's Current Report on Form 8-K/A filed on November 9, 2000).

  4.20        Specimen of 7.10% Notes due 2008 (included in the First
              Supplemental Indenture incorporated by reference as Exhibit 4.2 to the Registrant's Registration Statement on Form S-11 (No.
              333-49163)).

  4.21        Specimen of 7.50% Notes due 2018 (included in the Second
              Supplemental Indenture incorporated by reference as Exhibit 4.3 to the Registrant's Registration Statement on Form S-11 (No.
              333-49163)).

EXHIBIT
 NUMBER                                  EXHIBIT INDEX
-------                                  -------------

  4.22        Specimen of 6.90% Reset Put Securities due 2015 (included in the
              Third Supplemental Indenture incorporated by reference as Exhibit
              4.4 to the Registrant's Registration Statement on Form S-11 (No.
              333-49163)).

  4.23        $30,000,000 7.925% Fixed Rate Note No. 1 dated August 18, 2000, attaching the Parent Guarantee dated August 18, 2000 (incorporated herein by reference to Exhibit 4.5 of the Registrant's Annual
              Report on Form 10-K for the year ended December 31, 2000).

  4.24        $25,000,000 7.925% Fixed Rate Note No. 2 dated September 12, 2000, attaching the Parent Guarantee dated September 12, 2000
              (incorporated herein by reference to Exhibit 4.6 of the Registrant's Annual Report on Form 10-K for the year ended
              December 31, 2000).

  4.25        $50,000,000 8.00% Fixed Rate Note No. 3 dated October 26, 2000, attaching the Parent Guarantee dated October 26, 2000
              (incorporated herein by reference to Exhibit 4.7 of the Registrant's Annual Report on Form 10-K for the year ended
              December 31, 2000).

  4.26        $25,000,000 8.00% Fixed Rate Note No. 4 dated October 26, 2000, attaching the Parent Guarantee dated October 26, 2000
              (incorporated herein by reference to Exhibit 4.8 of the Registrant's Annual Report on Form 10-K for the year ended
              December 31, 2000).

  4.27        $50,000,000 7.20% Fixed Rate Note No. 5 dated December 19, 2000, attaching the Parent Guarantee dated December 19, 2000
              (incorporated herein by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on January 8, 2001).

  4.28        $50,000,000 7.20% Fixed Rate Note No. 6 dated December 19, 2000, attaching the Parent Guarantee dated December 19, 2000
              (incorporated herein by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed on January 8, 2001).

  4.29        $50,000,000 7.20% Fixed Rate Note No. 7 dated December 19, 2000, attaching the Parent Guarantee dated December 19, 2000
              (incorporated herein by reference to Exhibit 4.3 of the Registrant's Current Report on Form 8-K filed on January 8, 2001).

  4.30        $25,000,000 6.90% Fixed Rate Note No. 8 dated January 9, 2001, attaching the Parent Guarantee dated January 9, 2001 (incorporated herein by reference to Exhibit 4.1 of the Registrant's Current
              Report on Form 8-K filed on January 31, 2001).

  4.31        $50,000,000 7.00% Fixed Rate Note No. 9 dated March 7, 2001, attaching the Parent Guarantee dated March 7, 2001 (incorporated be reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on March 16, 2001).

  4.32        $25,000,000 6.75% Fixed Rate Note No. 10 dated September 6, 2001, attaching the Parent Guarantee dated September 6, 2001
              (incorporated be reference to Exhibit 4.1 of the Registrant's
              Current Report on Form 8-K filed on September 18, 2001).

  5.1 Opinion of Ballard, Spahr, Andrews & Ingersoll, LLP regarding the validity of the common stock being registered.

 *8.1 Opinion of Latham & Watkins regarding certain federal income tax matters.

  23.1        Consent of Arthur Andersen, LLP.

  23.2        Consent of Ballard, Spahr, Andrews & Ingersoll, LLP (included in
              Exhibit 5.1).

  23.3        Consent of Latham & Watkins (included in Exhibit 8.1).

  24.1        Power of Attorney (included on signature page).

* To be filed by amendment.

ITEM 17. UNDERTAKINGS

       The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3)
              of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant:

              hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
       1934) that is incorporated by reference in the Registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       The undersigned Registrant:

              hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       The undersigned Registrant hereby further undertakes that:

              (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

              (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Exchange Act of 1934, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act of 1934, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Francisco, State of California, on the 19th day of November, 2001.

                                        AMB PROPERTY CORPORATION

                                        By: /s/ Michael A. Coke
                                            ------------------------------------
                                            Michael A. Coke
                                            Executive Vice President and
                                            Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Hamid R. Moghadam, W. Blake Baird and Michael A. Coke and each of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

           SIGNATURE                                            TITLE                                       DATE
           ---------                                            -----                                       ----
     /s/ Hamid R. Moghadam                     Chairman of the Board and Chief Executive             November 19, 2001
--------------------------------                 Officer (Principal Executive Officer)
       Hamid R. Moghadam

      /s/ W. Blake Baird                               Director and President                        November 19, 2001
--------------------------------
        W. Blake Baird

      /s/ T. Robert Burke                                     Director                               November 19, 2001
--------------------------------
       T. Robert Burke

    /s/ Daniel H. Case III                                    Director                               November 15, 2001
--------------------------------
      Daniel H. Case III

      /s/ David A. Cole                                       Director                               November 19, 2001
--------------------------------
       David A. Cole

      /s/ Lynn M. Sedway                                      Director                               November 16, 2001
--------------------------------
       Lynn M. Sedway

     /s/ Jeffrey L. Skelton                                   Director                               November 16, 2001
--------------------------------
      Jeffrey L. Skelton

     /s/ Thomas W. Tusher                                     Director                               November 16, 2001
--------------------------------
      Thomas W. Tusher

     /s/ Caryl B. Welborn                                     Director                               November 16, 2001
--------------------------------
      Caryl B. Welborn

            SIGNATURE                                          TITLE                                       DATE
      /s/ Michael A. Coke                    Executive Vice President and Chief Financial            November 19, 2001
--------------------------------        Officer (Principal Financial and Accounting Officer)
         Michael A. Coke

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                                EXHIBIT INDEX
-------                                -------------
  4.1         Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration
              Statement on Form S-11 (No. 333-35915)).

  4.2 Articles Supplementary establishing and fixing the rights and preferences of the 8 1/2% Series A Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.4(4) of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998).

  4.3         Certificate of Correction of the Registrant's Articles
              Supplementary establishing and fixing the rights and preferences of the 8 1/2% Series A Cumulative Redeemable Preferred Stock
              (incorporated by reference to Exhibit 3.2 of the Registrant's
              Annual Report on Form 10-K for the year ended December 31, 1998).

  4.4 Articles Supplementary establishing and fixing the rights and preferences of the 8 5/8% Series B Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of the Registrant's current report on Form 8-K filed on January 7, 1999).

  4.5 Articles Supplementary establishing and fixing the rights and preferences of the 8.75% Series C Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.2 of the Registrant's current report on Form 8-K filed on January 7, 1999).

  4.6 Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series D Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999).

  4.7 Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series E Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on September 14,
              1999).

  4.8 Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series F Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on April 14, 2000).

  4.9 Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series G Cumulative Redeemable Preferred
              Stock. (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on September 29,
              2000).

  4.10 Articles Supplementary establishing and fixing the rights and preferences of the 8.125% Series H Cumulative Redeemable Preferred
              Stock. (incorporated by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K filed on September 29,
              2000).

  4.11 Articles Supplementary establishing and fixing the rights and preferences of the 8.00% Series I Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K filed on March 23, 2001).

  4.12 Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series J Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on October 3, 2001).

  4.13 Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.11 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).

  4.14 Specimen common stock certificate (incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form
              S-11 (No. 333-35915)).

  4.15        Indenture dated as of June 30, 1998 by and among the Operating
              Partnership, the Registrant and State Street Bank and Trust
              Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form
              S-11 (No. 333-49163)).

  4.16 First Supplemental Indenture dated as of June 30, 1998 by and among the Operating Partnership, the Registrant and State Street
              Bank and Trust Company of California, N.A., as trustee
              (incorporated by reference to Exhibit 4.2 to the Registrant's
              Registration Statement on Form S-11 (No. 333-49163)).

  4.17 Second Supplemental Indenture dated as of June 30, 1998 by and among the Operating Partnership, the Registrant and State Street
              Bank and Trust Company of California, N.A., as trustee
              (incorporated by reference to Exhibit 4.3 to the Registrant's
              Registration Statement on Form S-11 (No. 333-49163)).

  4.18 Third Supplemental Indenture dated as of June 30, 1998 by and among the Operating Partnership, the Registrant

EXHIBIT
 NUMBER                                EXHIBIT INDEX
-------                                -------------
              and State Street Bank and Trust Company of California, N.A., as
              trustee (incorporated by reference to Exhibit 4.4 to the
              Registrant's Registration Statement on Form S-11 (No. 333-49163)).

  4.19        Fourth Supplemental Indenture, by and among AMB Property, L.P.,
              AMB Property Corporation and State Street Bank and Trust Company of California, N.A., as trustee (incorporated herein by reference as Exhibit 4.1 of the Registrant's Current Report on Form 8-K/A filed on November 9, 2000).

  4.20        Specimen of 7.10% Notes due 2008 (included in the First
              Supplemental Indenture incorporated by reference as Exhibit 4.2 to the Registrant's Registration Statement on Form S-11 (No.
              333-49163)).

  4.21        Specimen of 7.50% Notes due 2018 (included in the Second
              Supplemental Indenture incorporated by reference as Exhibit 4.3 to the Registrant's Registration Statement on Form S-11 (No.
              333-49163)).

  4.22        Specimen of 6.90% Reset Put Securities due 2015 (included in the
              Third Supplemental Indenture incorporated by reference as Exhibit
              4.4 to the Registrant's Registration Statement on Form S-11 (No.
              333-49163)).

  4.23        $30,000,000 7.925% Fixed Rate Note No. 1 dated August 18, 2000, attaching the Parent Guarantee dated August 18, 2000 (incorporated herein by reference to Exhibit 4.5 of the Registrant's Annual
              Report on Form 10-K for the year ended December 31, 2000).

  4.24        $25,000,000 7.925% Fixed Rate Note No. 2 dated September 12, 2000, attaching the Parent Guarantee dated September 12, 2000
              (incorporated herein by reference to Exhibit 4.6 of the Registrant's Annual Report on Form 10-K for the year ended
              December 31, 2000).

  4.25        $50,000,000 8.00% Fixed Rate Note No. 3 dated October 26, 2000, attaching the Parent Guarantee dated October 26, 2000
              (incorporated herein by reference to Exhibit 4.7 of the Registrant's Annual Report on Form 10-K for the year ended
              December 31, 2000).

  4.26        $25,000,000 8.00% Fixed Rate Note No. 4 dated October 26, 2000, attaching the Parent Guarantee dated October 26, 2000
              (incorporated herein by reference to Exhibit 4.8 of the Registrant's Annual Report on Form 10-K for the year ended
              December 31, 2000).

  4.27        $50,000,000 7.20% Fixed Rate Note No. 5 dated December 19, 2000, attaching the Parent Guarantee dated December 19, 2000
              (incorporated herein by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on January 8, 2001).

  4.28        $50,000,000 7.20% Fixed Rate Note No. 6 dated December 19, 2000, attaching the Parent Guarantee dated December 19, 2000
              (incorporated herein by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed on January 8, 2001).

  4.29        $50,000,000 7.20% Fixed Rate Note No. 7 dated December 19, 2000, attaching the Parent Guarantee dated December 19, 2000
              (incorporated herein by reference to Exhibit 4.3 of the Registrant's Current Report on Form 8-K filed on January 8, 2001).

  4.30        $25,000,000 6.90% Fixed Rate Note No. 8 dated January 9, 2001, attaching the Parent Guarantee dated January 9, 2001 (incorporated herein by reference to Exhibit 4.1 of the Registrant's Current
              Report on Form 8-K filed on January 31, 2001).

  4.31        $50,000,000 7.00% Fixed Rate Note No. 9 dated March 7, 2001, attaching the Parent Guarantee dated March 7, 2001 (incorporated be reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on March 16, 2001).

  4.32        $25,000,000 6.75% Fixed Rate Note No. 10 dated September 6, 2001, attaching the Parent Guarantee dated September 6, 2001
              (incorporated be reference to Exhibit 4.1 of the Registrant's
              Current Report on Form 8-K filed on September 18, 2001).

  5.1 Opinion of Ballard, Spahr, Andrews & Ingersoll, LLP regarding the validity of the common stock being registered.

 *8.1 Opinion of Latham & Watkins regarding certain federal income tax matters.

  23.1        Consent of Arthur Andersen, LLP.

  23.2        Consent of Ballard, Spahr, Andrews & Ingersoll, LLP (included in
              Exhibit 5.1).

  23.3        Consent of Latham & Watkins (included in Exhibit 8.1).

  24.1        Power of Attorney (included on signature page).

* To be filed by Amendment